Exhibit 2.4

EXECUTION VERSION

364-DAY BRIDGE LOAN AGREEMENT

dated as of

January 9, 2015

among

XLIT LTD,
as the Borrower,

the Guarantors Party Hereto

the Lenders Party Hereto,

Morgan Stanley Senior Funding, Inc.
as Administrative Agent

and

Morgan Stanley Senior Funding, Inc.,
and
Goldman Sachs Bank USA,
as Joint Lead Arrangers and Joint Bookrunners

i

ii

SCHEDULE I	-	Commitments
SCHEDULE II	-	Pricing Grid
SCHEDULE III	-	Indebtedness and Liens
SCHEDULE IV	-	Litigation
SCHEDULE V	-	Environmental Matters
SCHEDULE VI	-	Subsidiaries
SCHEDULE VII	-	Excluded JV Subsidiaries

EXHIBIT A	-	Form of Assignment and Assumption
EXHIBIT B	-	Form of Borrowing Request
EXHIBIT C	-	Form of Interest Election Request
EXHIBIT D	-	Form of Note
EXHIBIT E	-	Closing Date Officer’s Certificate
EXHIBIT F	-	Form of Confidentiality and Front Running Letter

iii

364-DAY BRIDGE LOAN AGREEMENT dated as of January 9, 2015 (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), among XLIT LTD., an exempted company incorporated in the Cayman Islands with limited liability (the “Borrower”), XL GROUP PLC, an Irish public limited company (“XL Group”), X.L. AMERICA, INC., a Delaware corporation (“XL America”), XL INSURANCE (BERMUDA) LTD, a Bermuda limited liability company (“XL Insurance (Bermuda)”), XL RE LTD, a Bermuda limited liability company (“XL Re”) and XL LIFE LTD, a Bermuda company (“XL Life” and together with XL Group, XL America, XL Insurance (Bermuda) and XL Re, each a “Guarantor” and collectively the “Guarantors”; the Borrower and the Guarantors being collectively referred to as the “Obligors”), the LENDERS party hereto, and MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent.

The Borrower has requested that the Lenders make loans to it in an aggregate principal amount not exceeding £1,600,000,000 at any one time outstanding, and the Lenders are prepared to make such loans upon the terms and conditions hereof. Accordingly, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01.Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Acquired Business” means the Target together with its subsidiaries.

“Acquisition” means the acquisition by AcquisitionCo of the Acquired Business pursuant to the Scheme/Merger Transaction, the Bermuda Merger or the Offer in accordance with the Implementation Agreement and, to the extent applicable, the Merger Agreement or the Bermuda Merger Agreement.

“AcquisitionCo” means Green Holdings Limited, an exempted company incorporated under the laws of Bermuda, or XL Group or a wholly-owned Subsidiary of XL Group designated in accordance with the Implementation Agreement, as notified to the Administrative Agent by the Borrower.

“Acquisition Escrow Account” means any escrow account established by any of the Borrower, XL Group or AcquisitionCo pursuant to the Representation Letter for the purpose of financing the Acquisition.

“Agency Fee Letter” means the agency fee letter agreement dated as of the date hereof, between XL Group and the Administrative Agent.

“Adjusted LIBO Rate” means, for the Interest Period for any Borrowing, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate for such Interest Period.

“Administrative Agent” means Morgan Stanley Senior Funding, Inc., in its capacity as administrative agent for the Lenders hereunder.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly, Controls or is Controlled by or is under common Control with the Person specified.

“Agreement” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Anti-Corruption Laws” means the laws, rules, and regulations of the jurisdictions applicable to XL Group or its Subsidiaries from time to time concerning or relating to bribery or corruption, including the U.S. Foreign Corrupt Practices Act of 1977 and the UK Bribery Act 2010, in each case, as amended.

“Anti-Money Laundering Laws” means the U.S. Patriot Act, the Bermuda Proceeds of Crime Act 1997, the Anti-Terrorism (Financial and Other Measures) Act 2004, the Proceeds of Crime Regulations (Anti-Money Laundering and Anti-Terrorist Financing Supervision and Enforcement) Act 2008, the Financial Intelligence Agency Act 2007, the Proceeds of Crime (Anti-Money Laundering and Anti-Terrorist Financing) Regulations 2008, and any other similar anti-money laundering law, rule or regulation of the United States, the United Kingdom, or the European Union applicable to XL Group or its Subsidiaries.

“Applicable Margin” means the percentage rate per annum which is applicable at such time with respect to Loans by reference to the then applicable ratings by S&P and Moody’s of the Borrower’s senior unsecured long term debt as set forth in the Pricing Grid.

“Applicable Percentage” means with respect to any Lender, the percentage of the Commitments or outstanding Loans of all the Lenders represented by such Lender’s Commitment or outstanding Loans.

“Applicable Subsidiary” means (i) each Revolver Obligor and (ii) to the extent that it is a Significant Subsidiary, each of AcquisitionCo, the Target and each of their respective Subsidiaries.

“Asset Sale” means any sale, transfer or other disposition or Casualty Event with respect to any property or assets of XL Group or any of its Subsidiaries other than any Excluded Asset Sale and any sale, transfer or other disposition or Casualty Event having a value not in excess of £2,500,000.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.04), and accepted by the Administrative Agent, substantially in the form of Exhibit A.

“Availability Termination Date” means the earlier to occur of (i) the date that is 90 days following the Closing Date and (ii) the date of the consummation of the Second-Step Acquisition.

“Bankruptcy Event” means with respect to any Person, such Person or a direct or indirect parent company, becomes the subject of a proceeding under any Debtor Relief Laws, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, including the Federal Deposit Insurance Corporation of the United States, or any other United States federal or state regulatory authority acting in such capacity, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, so long as such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement in the United States of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

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“Bermuda Companies Law” means the Companies Act 1981 of Bermuda, as amended from time to time.

“Bermuda Insurance Law” means the Insurance Act 1978 of Bermuda and its related regulations, as amended from time to time.

“Bermuda Merger” means, should the Acquisition be implemented by way of a merger pursuant to the Bermuda Companies Law (in lieu of the Scheme/Merger Transaction) in accordance with the Implementation Agreement, the merger of the Target with and into AcquisitionCo, with AcquisitionCo continuing as the surviving company, as contemplated by the Implementation Agreement and subject to the terms and conditions of the Bermuda Merger Agreement.

“Bermuda Merger Agreement” means, should the Acquisition be implemented by way of the Bermuda Merger, the merger agreement to be entered into among XL Group, AcquisitionCo and the Target as contemplated by the Implementation Agreement.

“Bermuda Merger Documents” means each of the Bermuda Merger Press Release, the Bermuda Merger Notice, the Bermuda Merger Resolutions, the Implementation Agreement and the Bermuda Merger Agreement and any other document designated as a “Bermuda Merger Document” by the Administrative Agent and the Borrower.

“Bermuda Merger Press Release” means the press release announcing a firm intention to implement the Acquisition by way of the Bermuda Merger which shall be consistent in all material respects with the press release provided to the Administrative Agent pursuant to Section 5.01(b).

“Bermuda Merger Resolutions” means the resolutions (a) to be passed by the shareholders of the Target and the shareholder(s) of AcquisitionCo to approve the Bermuda Merger and (b) passed by the board of directors of each of the Target, XL Group and AcquisitionCo on or prior to the date hereof to approve the Bermuda Merger.

“Bermuda Merger Notice” means the notice to the shareholders of the Target to be issued by the Target setting out the terms of the Bermuda Merger and convening the Shareholder Meeting in relation to the Bermuda Merger.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Borrowing” means all Loans that have the same Interest Period.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.02 substantially in the form of Exhibit B.

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“Business Day” means any day (a) that is not a Saturday, Sunday or other day on which commercial banks in New York City, London, Ireland, Bermuda or the Cayman Islands are authorized or required by law to remain closed and (b) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, a continuation of, or the Interest Period for, a Loan, or to a notice by the Borrower with respect to any such borrowing, payment, prepayment, continuation or Interest Period, that is also a day on which dealings in Pounds Sterling deposits are carried out in the London interbank market.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Casualty Event” means any loss, damage, destruction or condemnation of XL Group’s, or any of its Subsidiaries’, property or assets.

“Certain Funds Period” means the period commencing on the Effective Date and ending on the close of business in New York City on the date on which a Mandatory Cancellation Event occurs or exists (which shall be on such date but immediately after the Mandatory Cancellation Event occurs or first exists).

“Change in Control” means the occurrence of any of the following events or conditions: (a) any Person, including any syndicate or group deemed to be a Person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, acquires beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of capital stock of XL Group entitling such Person to exercise 40% or more of the total voting power of all shares of capital stock of XL Group that is entitled to vote generally in elections of directors, other than an acquisition by XL Group, any of its Subsidiaries or any employee benefit plans of XL Group; (b) XL Group merges or consolidates with or into any other Person (other than a Subsidiary), another Person (other than a Subsidiary) merges into XL Group or XL Group conveys, sells, transfers or leases all or substantially all of its assets to another Person (other than a Subsidiary), other than any transaction: (i) that does not result in a reclassification, conversion, exchange or cancellation of the outstanding shares of capital stock of XL Group (other than the cancellation of any outstanding shares of capital stock of XL Group held by the Person with whom it merges or consolidates) or (ii) which is effected solely to change the jurisdiction of incorporation of XL Group and results in a reclassification, conversion or exchange of outstanding shares of capital stock of XL Group solely into shares of capital stock of the surviving entity; or (c) a majority of the members of XL Group’s board of directors are persons who are then serving on the board of directors without having been elected by the board of directors or having been nominated for election by its shareholders.

“Change in Law” means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.11(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

“Clean-up Date” has the meaning assigned to such term in Article VIII.

“Closing Date” means the date on which the conditions specified in Section 5.02 are satisfied (or waived in accordance with Section 10.02).

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“Closing Date Officer’s Certificate” means a certificate substantially in the form of Exhibit E, dated as of the Closing Date and signed by a Responsible Officer of XL Group (but without personal liability), certifying that:

(a)          the conditions set forth in Sections 5.02(d) and (e) have been satisfied,

(b)          there have been no changes since the Effective Date with respect to the matters previously certified pursuant to Sections 5.01(b) and (c) (or otherwise providing updates to such certifications), and

(c)          (i) in the case of an Offer, (x) AcquisitionCo has received acceptances of the Offer from shareholders of the Target whose Equity Interests (excluding Equity Interests of the Target held by the Borrower and its Concert Parties) represent, in aggregate, not less than 90 percent of the Equity Interests of the Target to which the Offer relates (or such other minimum percentage as the Borrower may determine but representing, in the aggregate (and together with Equity Interests of the Target held by the Borrower and its Concert Parties), not less than 75 percent of the voting rights carried by the Equity Interests of the Target) and (y) that the Offer has become or has been declared unconditional in all respects,

(ii)         in the case of a Scheme/Merger Transaction, (x) that the Scheme has been approved by a majority in number of shareholders present and voting, either in person or by proxy, at the Shareholders Meeting and representing not less than three-fourths of the Target’s Equity Interests (or the relevant class or classes thereof, if applicable) present and voting, either in person or by proxy, at the Shareholders Meeting, (y) the sanction of the Scheme by the Court (with or without modification but subject to any modification not being material to the interests of the Lenders) and the delivery of the order of the Court sanctioning the Scheme to the Registrar of Companies, and (z) the delivery to the Registrar of Companies of all documentation and consents required to implement the Merger pursuant to the Bermuda Companies Law, including the issue by the Registrar of Companies of a certificate of merger pursuant to the Bermuda Companies Law confirming the effectiveness of the Merger,

(iii)        in the case of the Bermuda Merger, (x) that the Bermuda Merger has been approved by a majority vote of at least 75 percent of the Target shareholders voting (in person or by proxy) at a special general meeting of shareholders of the Target, at which a quorum of at least two Target shareholders, present in person or by proxy, representing more than one third of the issued Target shares and entitled to vote at such meeting is present and (y) the delivery to the Registrar of Companies of all documentation and consents required to implement the Bermuda Merger pursuant to the Bermuda Companies Law, including the issue by the Registrar of Companies of a certificate of merger pursuant to the Bermuda Companies Law confirming the effectiveness of the Bermuda Merger, and

(iv)        no terms and conditions (including conditions to completion of the Offer, the Scheme/Merger Transaction or the Bermuda Merger) of the Offer Documents or (as the case may be) the Scheme/Merger Documents or the Bermuda Merger Documents have been amended, waived or terminated in contravention of this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Code Committee” has the meaning assigned to such term in the Implementation Agreement.

“Code Expert” has the meaning assigned to such term in the Implementation Agreement.

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“Commitment” means, with respect to any Lender, the commitment of such Lender to make Loans, as any such commitment may be (a) reduced from time to time pursuant to Sections 2.05 and/or 2.07 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each Lender’s Commitment is set forth on Schedule I or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Lenders’ Commitments is £1,600,000,000.

“Commitment Fee Rate” means (i) from the Effective Date through the date that is 179 days after the Effective Date, 0.10% per annum and (ii) thereafter, 0.175% per annum.

“Commitment Fees” has the meaning assigned to such term in Section 2.08(a).

“Commitment Termination Date” means 11:59 p.m. (New York City time) on the later of (i) October 9, 2015 and (ii) in the event that on or before October 9, 2015 (x) any of the applicable events or circumstances referred to in clauses (a)(ii), (b)(ii) or (c)(ii) of the definition of Mandatory Cancellation Event has occurred and (y) the Borrower has submitted a Borrowing Request in accordance with Section 2.02(a), then the date that is three Business Days following the date of such Borrowing Request.

“Committed Financing” means any committed but unfunded term loan or similar credit facility for the stated purpose of financing the Acquisition.

“Concert Party” or “acting in concert” has the meaning assigned to such term in the Takeover Code.

“Consolidated Net Worth” means, at any time, the consolidated stockholders’ equity of XL Group and its Subsidiaries, provided that the calculation of such consolidated stockholders’ equity shall exclude (a) the effect thereon of any adjustments required under Statement of Financial Accounting Standards No. 115 (“Accounting for Certain Investments in Debt and Equity Securities”) and (b) any Exempt Indebtedness (and the assets relating thereto) in the event such Exempt Indebtedness is consolidated on the consolidated balance sheet of XL Group and its consolidated Subsidiaries in accordance with GAAP.

“Consolidated Total Assets” means, on any date, total assets of XL Group and its Subsidiaries on a consolidated basis determined in accordance with GAAP as of the last day of the fiscal quarter immediately preceding the date of determination.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Court” means the Supreme Court of Bermuda.

“Covered Jurisdiction” means (a) Bermuda, (b) the Cayman Islands, (c) Ireland, (d) the United States and (e) any other country (i) where any Obligor is licensed or qualified to do business or (ii) from or through which payments hereunder are made by any Obligor.

“Credit Documents” means, collectively, this Agreement and the Notes (if any).

“Debt Issuance” means the borrowing, issuance or other incurrence of indebtedness for borrowed money (including hybrid securities and debt securities convertible into equity), in each case, by XL Group or its Subsidiaries, except Excluded Debt (and without duplication of the amount of any Committed Financing which has been applied to reduce the Commitments pursuant to Section 2.07(b)).

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“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed, (i) to fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more applicable conditions precedent to funding (which conditions precedent, together with the applicable default, if any, shall be specifically identified in writing) has not been satisfied, or (ii) to pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) has notified any Obligor or the Administrative Agent in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement states that such position is based on such Lender’s determination that one or more applicable conditions precedent to funding (which conditions precedent, together with the applicable default, if any, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after request by the Administrative Agent, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations to fund the Loans, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such receipt of such certification in form and substance reasonably satisfactory to the Administrative Agent or (d) has become the subject of a Bankruptcy Event. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) to (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower and each other Lender promptly following such determination.

“Disposition” has the meaning assigned to such term in the introductory paragraph of Section 7.02.

“Dollars” or “$” refers to lawful money of the United States of America.

“Duration Fees” has the meaning assigned to such term in Section 2.08(b).

“Effective Date” means the date on which the conditions specified in Section 5.01 are satisfied (or waived in accordance with Section 10.02).

“Eligible Assignee” means any Person other than a natural person that is (a) a Lender, an affiliate of any Lender or a Related Fund (any two or more Related Funds being treated as a single Eligible Assignee for all purposes hereof), or (b) a commercial bank, insurance company, investment or mutual fund or other entity that is an “accredited investor” (as defined in Regulation D under the Securities Act) and which extends credit or buys loans in the ordinary course of business; provided, neither XL Group nor any of its Subsidiaries nor any Defaulting Lender shall be an Eligible Assignee.

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“Entitled Person” has the meaning assigned to such term in Section 10.13.

“Environmental Laws” means any Law, whether now existing or subsequently enacted or amended, relating to pollution or protection of the environment, including natural resources, including any relating to: (a) exposure of Persons, including but not limited to employees, to Hazardous Materials, (b) protection of the public health or welfare from the effects of products, by-products, wastes, emissions, discharges or releases of Hazardous Materials or (c) regulation of the manufacture, use or introduction into commerce of Hazardous Materials, including their manufacture, formulation, packaging, labeling, distribution, transportation, handling, storage or disposal.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Obligor or any Subsidiary resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract or agreement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Consideration” means the issuance of ordinary shares, par value $0.01 per share, of XL Group to the Target’s shareholders pursuant to the Acquisition.

“Equity Interests” means issued shares, shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“Equity Issuance” means the issuance of any Equity Interest (including equity-linked securities) of XL Group or any of its Subsidiaries to any Person except any Excluded Equity Issuance.

“Equity Rights” means, with respect to any Person, any subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including any shareholders’ or voting trust agreements) for the issuance, sale, registration or voting of, or securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means (a) any entity, whether or not incorporated, that is under common control with any Obligor within the meaning of Section 4001(a)(14) of ERISA; (b) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Code of which any Obligor is a member; (c) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Code of which any Obligor is a member; and (d) with respect to any Obligor, any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Code of which that Obligor, any corporation described in clause (b) above or any trade or business described in clause (c) above is a member.

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“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) the failure of any Obligor or any ERISA Affiliate to make by its due date a required installment under Section 430(j) of the Code with respect to any Plan or any failure by any Plan to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, whether or not waived in accordance with Section 412(c) of the Code or Section 302(c) of ERISA; (c) the filing pursuant to Section 412(c) of the Code or Section 303(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by any Obligor or any of such Obligor’s ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by any Obligor or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by any Obligor or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; (g) the receipt by any Obligor or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Obligor or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (h) the imposition of a Lien pursuant to Section 430(k) of the Code or pursuant to Section 303(k) or 4068 of ERISA with respect to any Plan; (i) the withdrawal by any Obligor or any of their respective ERISA Affiliates from any Plan with two or more contributing sponsors or the termination of any such Plan resulting in liability to any Obligor or any of their respective Affiliates pursuant to Section 4063 or 4064 of ERISA; or (j) the imposition of liability on any Obligor or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA.

“Event of Default” has the meaning assigned to such term in Article VIII.

“Excess Funding Guarantor” has the meaning assigned to such term in Section 3.07.

“Excess Payment” has the meaning assigned to such term in Section 3.07.

“Exchange Rate” means on any day, for purposes of determining the Pounds Sterling Equivalent of any other currency, the rate at which such other currency may be exchanged into Pounds Sterling at the time of determination on such day as set forth on the Reuters WRLD Page for such currency. In the event that such rate does not appear on any Reuters WRLD Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower, or, in the absence of such an agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about such time as the Administrative Agent shall elect after determining that such rates shall be the basis for determining the Exchange Rate, on such date for the purchase of Pounds Sterling for delivery two Business Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

“Excluded Asset Sale” means (a) sales or other dispositions in the ordinary course of business, including sales, transfers and other dispositions of (i) investments in the investment portfolios of XL Group and its Subsidiaries (which include investments in affiliates (which are not Subsidiaries) such as closed end funds, limited partnerships, limited liability companies and similar investment vehicles, including funds managed by investment manager affiliates, that are accounted for under the equity method of accounting, and equity interests in investment funds and limited partnerships and unrated tranches of collateralized debt obligations for which an Obligor or its Subsidiary does not have sufficient rights of ownership to follow the equity method of accounting and other investments that may be classified as “Other Investments” on the balance sheet of XL Group and its consolidated Subsidiaries) and (ii) assets the proceeds of which are used, directly or indirectly, to fund dividends of XL Group in any fiscal year up to an amount equal to the dividends paid in the preceding fiscal year plus 20% of such dividends, (b) sales or other dispositions among XL Group and/or its Subsidiaries, (c) the disposal of shares of ARX Holding Corp., (d) sales, transfers and other dispositions the proceeds of which are used to fund share repurchases by XL Group; provided that, at the time of such disposition and share repurchase, the Borrower’s senior unsecured debt rating is at least BBB+ by S&P and Baa3 by Moody’s, and (e) Asset Sales having Net Cash Proceeds which in the aggregate amount do not exceed £50,000,000.

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“Excluded Debt” means (a) Indebtedness between XL Group and/or any of its Subsidiaries, (b) Indebtedness under the Existing Credit Agreements and other existing credit facilities of XL Group or its Subsidiaries in existence as of the Effective Date, in each case including any amendment, extension or replacement thereof and in each case having an aggregate principal amount outstanding thereunder not in excess of the respective outstanding and committed amounts thereunder in effect on the date hereof, (c) Indebtedness of the Acquired Business permitted by the Implementation Agreement to remain outstanding or to be incurred prior to the Closing Date (and extensions, refinancings and renewals thereof prior the Closing Date to the extent permitted under the Implementation Agreement), in each case such outstanding Indebtedness having an aggregate principal amount outstanding thereunder not in excess of the respective outstanding and committed amounts thereunder in effect on the date hereof, (d) Indebtedness that refinances or replaces the Target Existing Credit Facilities; provided that the aggregate amount outstanding or commitment thereunder does not exceed the respective outstanding and committed amounts thereunder as of the date hereof plus £100,000,000, (e) Indebtedness with respect to any Committed Financing to the extent that the amount of the commitments with respect thereto have previously been applied to reduce the Commitments pursuant to Section 2.07(c), (f) issuances under short-term commercial paper programs (other than in connection with the Acquisition) and refinancings thereof, (g) bilateral working capital facilities, overdraft facilities, capital leases, letters of credit and purchase money and equipment financings, in each case, in the ordinary course of business and (h) other Indebtedness (except the Permanent Financing) in an aggregate principal amount not to exceed £50,000,000.

“Excluded Equity Issuance” means (a) Equity Issuances pursuant to any employee equity compensation plan or agreement or other employee equity compensation arrangement, any employee benefit plan or agreement or other employee benefit arrangement or any non-employee director equity compensation plan or agreement or other non-employee director equity compensation arrangement or pursuant to the exercise or vesting of any employee or director stock options, restricted stock units, warrants or other equity awards, (b) Equity Issuances following (or to avoid) a decrease in Consolidated Net Worth to below the Threshold Net Worth, but solely to the extent the Net Cash Proceeds of such Equity Issuance (x) would not increase Consolidated Net Worth above the Threshold Net Worth and (y) do not exceed £350,000,000 in the aggregate, (c) Equity Issuances between XL Group and/or any of its Subsidiaries, (d) Equity Issuances yielding aggregate gross proceeds not exceeding £50,000,000 and (e) the Equity Consideration.

“Excluded JV Subsidiaries” means the entities described on Schedule VII and any joint venture or similar entity formed or established after the Effective Date that would be classified as a Subsidiary of XL Group.

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“Excluded Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Obligor hereunder, or under any Credit Document, (a) income or franchise Taxes imposed on (or measured by) its net income, net profits or overall gross receipts (including, without limitation, branch profits or similar taxes) by the United States of America, or by any jurisdiction under the laws of which such recipient is organized or resident, in which such recipient’s principal office is located or with which such recipient has any other connection (other than a connection that arises solely by reason of any Obligor having executed, delivered or performed its obligations or a Lender or the Administrative Agent having received a payment under this Agreement or any Credit Document), (b) any withholding Tax imposed pursuant to a law in effect at the time such recipient first becomes a party to this Agreement or designates a new lending office (other than pursuant to an assignment request by the Borrower under Section 2.15(b)), or at the time such recipient acquires an additional interest, but only with respect to Taxes attributable to such additional interest, except, in each case, to the extent that such recipient (or such recipient’s assignor, if any) was entitled at the time of the designation of a new lending office (or assignment) to receive additional amounts from the Borrower with respect to such Tax under Section 2.13(a) or 2.13(c), (c) any Tax that is attributable to a recipient’s failure to comply with Section 2.13(f), and (d) any U.S. federal withholding Tax imposed pursuant to FATCA.

“Exempt Indebtedness” means any Indebtedness of any Person (other than XL Group or any of its Affiliates) that is consolidated on the balance sheet of XL Group and its consolidated Subsidiaries in accordance with GAAP (whether or not required to be so consolidated); provided that (a) at the time of the incurrence of such Indebtedness by such Person, the cash flows from the assets of such Person shall reasonably be expected by such Person to liquidate such Indebtedness and all other liabilities (contingent or otherwise) of such Person and (b) no portion of such Indebtedness of such Person shall be Guaranteed (other than guarantees of the type referred to in clause (a) or (b) of the definition of Indebtedness) by, or shall be secured by a Lien on any assets owned by, XL Group or any of its Subsidiaries and neither such Person nor any of the holders of such Indebtedness shall have any direct or indirect recourse to XL Group or any of its Subsidiaries (other than in respect of liabilities and guarantees of the type referred to in clause (a) or (b) of the definition of Indebtedness).

“Existing Credit Agreements” means the Existing Secured Credit Agreement and the Existing Unsecured Credit Agreement.

“Existing Secured Credit Agreement” means the 5-year Secured Credit Agreement dated as of November 22, 2013 among the Borrower, XL Group, XL America, XL Insurance (Bermuda), XL Re, XL Re Europe, XL Insurance, XL Switzerland and XL Life, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and The Bank of New York Mellon, as collateral agent, as amended, restated, supplemented or otherwise modified.

“Existing Unsecured Credit Agreement” means the 5-year Unsecured Credit Agreement dated as of November 22, 2013 among the Borrower, XL Group, XL America, XL Insurance (Bermuda), XL Re, XL Re Europe, XL Insurance, XL Switzerland and XL Life, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, as amended, restated, supplemented or otherwise modified.

“FATCA” means Sections 1471 through 1474 of the Code as of the date of this Agreement (including any amended or successor provisions thereto, to the extent substantially comparable thereto), and any regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471 (b) (1) thereof (or any amended or successor version described above) and, for the avoidance of doubt, any intergovernmental agreements in respect thereof (and any legislation, regulations or other official guidance adopted by a governmental authority pursuant to, or in respect of, such intergovernmental agreements).

“Fee and Syndication Letter” means the fee and syndication letter agreement, dated as of the date hereof, among XL Group and the Joint Lead Arrangers.

“Fee Letters” means the Fee and Syndication Letter and the Agency Fee Letter.

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“Financial Officer” means, with respect to any Obligor, a principal financial officer of such Obligor.

“GAAP” means generally accepted accounting principles in the United States of America.

“GIC” means a guaranteed investment contract or funding agreement or other similar agreement issued by XL Group or any of its Subsidiaries that guarantees to a counterparty a rate of return on the invested capital over the life of such contract or agreement.

“Governmental Authority” means the government of the United States of America, or of any other nation (including the European Union), or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank, any corporation or other entity owned or controlled in whole or in part by any government or any sovereign wealth fund, or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Granting Lender” has the meaning assigned to such term in Section 10.04.

“Guarantee” means, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including any obligation, whether or not contingent, (i) to purchase any such Indebtedness or any property constituting security therefor for the purpose of assuring the holder of such Indebtedness, (ii) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including keepwell agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (iii) to lease or purchase property, securities or services primarily for the purpose of assuring the holder of such Indebtedness, or (iv) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof. The amount of any Guarantee hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount of the Indebtedness in respect of which such Guarantee is made. The terms “Guarantee” and “Guaranteed” used as a verb shall have a correlative meaning.

“Guaranteed Obligations” has the meaning assigned to such term in Section 3.01.

“Guarantors” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedging Agreement” means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

“Implementation Agreement” means the implementation agreement, dated the date hereof, among XL Group, AcquisitionCo and the Target.

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“Indebtedness” means, for any Person, without duplication: (i) all indebtedness or liability for or on account of money borrowed by, or for or on account of deposits with or advances to (but not including accrued pension costs, deferred income taxes or accounts payable of) such Person; (ii) all obligations (including contingent liabilities) of such Person evidenced by bonds, debentures, notes, banker’s acceptances or similar instruments; (iii) all indebtedness or liability for or on account of property or services purchased or acquired by such Person; (iv) any indebtedness or liability secured by a Lien on property owned by such Person (whether or not assumed) and Capital Lease Obligations of such Person (without regard to any limitation of the rights and remedies of the holder of such Lien or the lessor under such capital lease to repossession or sale of such property); (v) the maximum available amount of all standby letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed); and (vi) all Guarantees of such Person; provided that the following shall be excluded from Indebtedness of XL Group and any of its Subsidiaries for purposes of this Agreement: (a) all payment liabilities of any such Person under insurance and reinsurance policies from time to time issued by such Person, including guarantees of any such payment liabilities; (b) all other liabilities (or guarantees thereof) arising in the ordinary course of any such Person’s business as an insurance or reinsurance company (including GICs and Stable Value Instruments and any Specified Transaction Agreement relating thereto), or as a corporate member of The Council of Lloyd’s, or as a provider of financial or investment services or contracts (including GICs and Stable Value Instruments and any Specified Transaction Agreement relating thereto); and (c) any Exempt Indebtedness.

“Indemnified Taxes” means (a) Taxes imposed on the Administrative Agent or any Lender on or with respect to any payment hereunder or under any Credit Document, other than Excluded Taxes and (b) Other Taxes.

“Indemnitee” has the meaning assigned to such term in Section 10.03(b).

“Information” has the meaning assigned to such term in Section 10.12(b).

“Initial Loans” means the Loans made by the Lenders to the Borrower on the Closing Date.

“Insurance Subsidiary” means any Subsidiary (other than XL Life Insurance and Annuity Company) which is subject to the regulation of, and is required to file statutory financial statements with, any governmental body, agency or official in any State or territory of the United States or the District of Columbia which regulates insurance companies or the doing of an insurance business therein.

“Interest Election Request” means a request by the Borrower with respect to the Interest Period for any Borrowing in accordance with Section 2.04 substantially in the form of Exhibit C.

“Interest Payment Date” means the last day of each Interest Period therefor and, in the case of any Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at three-month intervals after the first day of such Interest Period.

“Interest Period” means the period commencing on the date of such Loan or Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter (or such shorter period that ends on the Maturity Date), as specified in the applicable Borrowing Request or Interest Election Request; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Loan initially shall be the date on which such Loan is made and thereafter shall be the effective date of the most recent continuation of such Loan, and the date of a Borrowing comprising Loans that have been continued shall be the effective date of the most recent continuation of such Loans.

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“Investee” has the meaning assigned to such term in Section 7.03(e).

“ISDA” has the meaning assigned to such term in Section 7.03(d).

“Joint Lead Arrangers” means Morgan Stanley Senior Funding, Inc. and Goldman Sachs Bank USA, each in its capacity as a Joint Lead Arranger with respect to the financing under this Agreement.

“Judgment Currency” has the meaning assigned to such term in Section 10.13.

“Law” means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Governmental Authority.

“Lenders” means the Persons listed on Schedule I and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“LIBO Rate” means, for the Interest Period for any Borrowing, an interest rate per annum equal to the greater of (a) 0.0% and (b) the rate appearing on Reuters Page LIBOR01 (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to Pounds Sterling deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for the offering of Pounds Sterling deposits with a maturity equal to the duration of such Interest Period. In the event that such rate is not available at such time for any reason, then the LIBO Rate for such Interest Period shall be the rate at which Pounds Sterling deposits of £5,000,000 and for a maturity equal to the duration of such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

“Lien” means, with respect to any asset, any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, including but not limited to any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security (it being understood that any lien on an Acquisition Escrow Account created in connection with the establishment and maintenance of such Acquisition Escrow Account shall be excluded from this definition).

“Life Operations” has the meaning assigned to such term in Section 7.02(e).

“Loans” means the loans made by the Lenders to the Borrower pursuant to Section 2.01.

“Local GAAP” means generally accepted accounting principles in the jurisdiction of any Obligor.

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“Major Covenant” means (with respect to the Obligors and their Subsidiaries only (and excluding the Acquired Business and any procurement obligations on the part of any Obligor other than with respect to its Subsidiaries only)) any covenant under any of Sections 6.03(a) (with respect to XL Group or the Borrower only), 6.09, 6.12(b), 6.13 (other than (a)(iii) (except to the extent the Lead Arrangers have specifically requested any such relevant information pursuant to that clause), (a)(iv) and (a)(v) (to the extent required to promptly deliver the applicable Press Release), 6.14, 7.01 (except to the extent applicable to a merger or consolidation of XL Group resulting from an acquisition (whether pursuant to a tender offer, scheme of arrangement or otherwise) of Equity Interests in XL Group sufficient to enable the acquirer to require XL Group to enter into such merger or consolidation, where such acquisition was not recommended by the board of directors of XL Group), 7.03 and 7.07.

“Major Default” means (with respect to the Obligors and their Subsidiaries only (and excluding the Acquired Business and any procurement obligations on the part of any Obligor other than with respect to its Subsidiaries only)) any Event of Default under any of Sections 8(a) (solely following the Closing Date), (b), (c) (insofar as it relates to a breach of any Major Representation only), (d) (insofar as it relates to a breach of any Major Covenant), (g), (h), (l) (solely with respect to the Borrower) and (m).

“Major Representation” means (with respect to the Obligors and their Subsidiaries only (and excluding the Acquired Business and any procurement obligations on the part of any Obligor other than with respect to its Subsidiaries only)) any representation and/or warranty under any of Sections 4.01, 4.02, 4.03 (in the case of Section 4.03(a) only, solely as of the Closing Date and each Subsequent Borrowing Date), 4.08, 4.12 and 4.17 (to the extent the provision reflects the method of effecting the Acquisition proposed at the time).

“Mandatory Cancellation Event” means the occurrence of any of the following conditions or events:

(a)          if the Acquisition is by way of a Scheme/Merger Transaction, the earlier of: (i) the date the Scheme lapses, terminates or is withdrawn (by order of the Court or otherwise) in accordance with its terms and applicable law; and (ii) 15 days after the date the Scheme becomes effective in accordance with its terms;

(b)          if the Acquisition is by way of an Offer, the earlier of: (i) the date the Offer lapses, terminates or is withdrawn in accordance with its terms and applicable law; and (ii) 15 days after the later of the date on which the Offer is duly closed for further acceptances and (where applicable) the date of completion of any compulsory acquisition provided for by the Bermuda Companies Law or any other transaction, following acceptance of Equity Interests of the Target of the Offer, for the purpose of XL Group or its Subsidiaries acquiring the entire issued share capital of the Target in accordance with the Bermuda Companies Law;

(c)          if the Acquisition is by way of a Bermuda Merger, the earlier of: (i) the date the Bermuda Merger is terminated or abandoned in accordance with its terms and applicable law; and (ii) 15 days after the date the Bermuda Merger becomes effective in accordance with its terms;

(d)          the date on which the obligations of XL Group and AcquisitionCo to pay the cash consideration payable to holders of the Target’s Equity Interests pursuant to and in accordance with the Implementation Agreement and all applicable laws and regulations have been discharged in full;

(e)          the Commitment Termination Date, if the Closing Date shall not have occurred on or prior thereto; and

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(f)          the Availability Termination Date.

Notwithstanding the foregoing, a Mandatory Cancellation Event shall not occur as a result of the lapse, termination, withdrawal or abandonment of a Scheme/Merger Transaction, Offer or Bermuda Merger (as applicable), if prior to such event, the Borrower has elected in accordance with Section 6.14 (and has notified the Administrative Agent thereof) to proceed with the Acquisition by way of an Offer or Bermuda Merger (in the case of a lapse, withdrawal or termination of a Scheme/Merger Transaction), a Scheme/Merger Transaction or Bermuda Merger (in the case of a lapse, withdrawal or termination of an Offer) or a Scheme/Merger Transaction or Offer (in the case of a lapse, withdrawal or termination or abandonment of a Bermuda Merger), as the case may be.

“Margin Stock” means “margin stock” within the meaning of Regulation U of the Board.

“Material Adverse Effect” means a material adverse effect on: (a) the assets, business, financial condition or operations of an Obligor and its Subsidiaries taken as a whole; (b) the ability of the Obligors (taken as a whole) to perform any of their payment or other material obligations under this Agreement; or (c) the enforceability of any Credit Document or on the rights and remedies of the Administrative Agent or the Lenders thereunder.

“Maturity Date” means the earlier of (a) the date that is 364 days after the Closing Date (or if such date is not a Business Day, the Business Day immediately preceding such date) or (b) the date on which the maturity of the Loans is accelerated in accordance with the terms hereof.

“Merger” means the merger of the Target with and into AcquisitionCo, with AcquisitionCo continuing as the surviving company and a wholly owned Subsidiary of XL Group, immediately following, and conditioned upon, the Scheme becoming effective in accordance with its terms, as contemplated by the Implementation Agreement and subject to the terms and conditions of the Merger Agreement.

“Merger Agreement” means the merger agreement, dated as of the date hereof, among XL Group, AcquisitionCo and the Target.

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Cash Proceeds” means:

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(a)          with respect to any Asset Sale, the aggregate amount of all cash (which term, for the purpose of this paragraph (a), shall include cash equivalents) proceeds (including any cash proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment or otherwise, but only as and when received) actually received in respect of such Asset Sale, including property insurance or condemnation proceeds paid on account of any Casualty Event, net of (i) all reasonable attorneys’ fees, accountants’ fees, investment banking fees, brokerage, consultant and other customary fees and survey costs, title insurance premiums, and related search and recording charges, commissions, title and recording tax expenses and other reasonable fees and expenses incurred in connection therewith, (ii) all taxes paid or reasonably estimated to be payable as a result thereof, (iii) all payments made, and all installment payments required to be made, with respect to any obligation (A) that is secured by any assets subject to such Asset Sale, in accordance with the terms of any Lien upon such assets, or (B) that must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law, be repaid out of the proceeds from such Asset Sale, (iv) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale, or to any other Person (other than XL Group or any of its Subsidiaries) owning a beneficial interest in the assets disposed of in such Asset Sale, and (v) the amount of any reserves established by XL Group or any of its Subsidiaries in accordance with GAAP to fund purchase price or similar adjustments, indemnities or liabilities, contingent or otherwise, reasonably estimated to be payable in connection with such Asset Sale (provided that to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds); provided that such Net Cash Proceeds of Asset Sales shall not include proceeds of any Asset Sale received to the extent reinvested (or committed to be reinvested) in other assets used or useful in the business of XL Group or any of its Subsidiaries (including any investments and acquisitions) within 6 months of receipt of such proceeds or, if so committed within such period, reinvested within 3 months after such 6-month period; provided, further that the time periods for reinvestment and commitment to reinvest in the foregoing proviso shall not apply with respect to Net Cash Proceeds received with respect to a Casualty Event; and

(b)          with respect to any Equity Issuance or Debt Issuance, the aggregate amount of all cash proceeds actually received in respect of such Equity Issuance or Debt Issuance, net of reasonable fees, expenses, costs, underwriting discounts and commissions incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof;

provided, however, that any of the foregoing amounts received (i) by a Regulated Subsidiary shall not constitute Net Cash Proceeds if (x) such Debt Issuance, Equity Issuance or Asset Sale is required to comply with regulatory requirements applicable to such Regulated Subsidiary or to maintain its current credit ratings or financial strength rating, and (y) such proceeds are restricted by applicable Law from being transferred to the Borrower; provided, further, that (except and for so long as shall be required for such Regulated Subsidiary to retain such proceeds to maintain its credit ratings or financial strength ratings) XL Group shall use commercially reasonable efforts to cause the applicable Regulated Subsidiary to promptly take all actions reasonably required to permit such transfer to the Borrower; it being understood that if such restriction on transfer exists, upon such restriction ceasing to apply, the applicable amounts received shall immediately constitute Net Cash Proceeds and (ii) by an Excluded JV Subsidiary shall not constitute Net Cash Proceeds, provided that any return on XL Group’s (or any of its Subsidiaries’ (which are not Excluded JV Subsidiaries)) investment in an Excluded JV Subsidiary that is received in cash or cash equivalents shall be treated as the receipt of Net Cash Proceeds hereunder.

“Non-U.S. Benefit Plan” means any plan, fund (including any superannuation fund) or other similar program established or maintained outside the United States by any Obligor or any of their respective Subsidiaries, with respect to which such Obligor or such Subsidiary has an obligation to contribute, for the benefit of employees of such Obligor or such Subsidiary, which plan, fund or other similar program provides, or results in, the type of benefits described in Section 3(1) or 3(2) of ERISA, and which plan is not subject to ERISA or the Code.

“Non U.S. Lender” has the meaning assigned to such term in Section 2.13(f)(i).

“Note” means a promissory note of the Borrower payable to any Lender or its registered assigns, in substantially the form of Exhibit D, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Loans made by such Lender.

“Obligors” has the meaning assigned to such term in the introductory paragraph of this Agreement.

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“OFAC” means the Office of Foreign Assets Control of the U.S. Department of Treasury.

“Offer” means a takeover offer pursuant to the Bermuda Companies Law made by XL Group or any of its Subsidiaries to effect the Acquisition and made in accordance with the terms of the Implementation Agreement, including any subsequent revision, variation, extension or renewal of such offer.

“Offer Documents” means the offer document sent (or to be sent) by XL Group or any of its Subsidiaries to the shareholders of the Target in respect of the Offer.

“Offer Press Release” means the press release announcing a firm intention to make the Offer which shall be consistent in all material respects with the press release provided to the Administrative Agent pursuant to Section 4.17(d).

“Other Taxes” means any and all present or future stamp or documentary taxes or any other similar excise or property Taxes, arising from any payment made hereunder or from the execution, delivery or enforcement of this Agreement or any other Credit Document, including any interest, additions to tax or penalties applicable thereto.

“Overnight Rate” means, for any day, the rate of interest per annum at which overnight deposits in Pounds Sterling would be offered for such day by a branch or Affiliate of the Administrative Agent in the London interbank market.

“Participant” has the meaning assigned to such term in Section 10.04(c)(i).

“Participant Register” has the meaning assigned to such term in Section 10.04(c)(iii).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permanent Financing” means the Securities or any other Indebtedness (other than the Loans) issued or incurred to finance the Acquisition.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority, officer or employee of any Governmental Authority, or any other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which any Obligor or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA or which is or was sponsored, maintained or contributed to by, or required to be contributed to by, any Obligor or any of their respective ERISA Affiliates or with respect to which has any Obligor or any of their respective ERISA Affiliates has any actual or contingent liability.

“Pounds Sterling” or “£” refers to lawful money of the United Kingdom.

“Pounds Sterling Equivalent” means, on any date, (a) with respect to any amount in Pounds Sterling, such amount and (b) with respect to any amount in any currency other than Pounds Sterling, the equivalent in Pounds Sterling of such amount determined by the Administrative Agent using the Exchange Rate in effect 2 Business Days prior to the applicable date of determination.

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“Press Release” means the Offer Press Release, the Bermuda Merger Press Release or the Scheme/Merger Press Release, as applicable.

“Pricing Grid” means the pricing grid set forth on Schedule II.

“Private Act” means separate legislation enacted in Bermuda with the intention that such legislation apply specifically to an Obligor, in whole or in part.

“Pro Rata Share” has the meaning assigned to such term in Section 3.07.

“Quarterly Date” means the last Business Day of March, June, September and December in each year, the first of which shall be the first such day after the date hereof.

“Receiving Agent” means the receiving agent appointed in accordance with the Receiving Agent’s Letter.

“Receiving Agent’s Letter” means the agreement between the Borrower and the Receiving Agent to be entered into, in the event that the Acquisition is consummated pursuant to an Offer.

“Register” has the meaning assigned to such term in Section 10.04.

“Registrar of Companies” means the Registrar of Companies in Bermuda or its successor from time to time.

“Regulated Subsidiary” means XL Re Europe, XL Insurance and XL Switzerland and any other similarly regulated Subsidiary of XL Group that (except in the case of XL Insurance (Bermuda), XL Re and XL Life) is not an Obligor.

“Regulation D” means Regulation D of the Board of Governors, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Related Fund” means, with respect to any Lender that is an investment fund, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents, partners and advisors of such Person and such Person’s Affiliates.

“Representation Letter” means the letter agreement dated the date hereof among the Borrower, XL Group, AcquisitionCo, Morgan Stanley & Co. International plc and Goldman Sachs International in connection with the cash confirmation to be provided with respect to the Acquisition.

“Required Lenders” means, at any time, (i) if there are two or fewer Lenders, all Lenders and (ii) if there are more than two Lenders, Lenders holding Loans representing more than 50% of the aggregate amount of Loans outstanding at such time or if no Loans are outstanding, the Lenders holding Commitments representing more than 50% of the aggregate amount of Commitments at such time.

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“Responsible Officer” with respect to any Person, means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Financial Officer, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of such Person.

“Revolver Obligor” means each of XL Re Europe, XL Insurance and XL Switzerland.

“S&P” means Standard & Poor’s Financial Services LLC, or any successor thereto.

“Sanctioned Country” means at any time, a country or territory which is the subject or target of any Sanctions that broadly restrict dealings with that country or territory (currently Cuba, Iran, North Korea, Sudan and Syria).

“Sanctioned Person” means at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC or the U.S. Department of State or by the United Nations Security Council, the European Union or any EU member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person directly or indirectly fifty percent or more owned by, otherwise controlled by, or acting for the benefit or on behalf of, a Person or Persons described in (a) or (b).

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the OFAC or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

“SAP” means, as to XL Group and each Subsidiary that offers insurance products, the statutory accounting practices prescribed or permitted by the relevant Governmental Authority for XL Group’s or such Subsidiary’s domicile for the preparation of its financial statements and other reports by insurance corporations of the same type as XL Group or such Subsidiary in effect on the date such statements or reports are to be prepared, except if otherwise notified by XL Group as provided in Section 1.03.

“Scheme” means the Court-sanctioned scheme of arrangement between the Target and its shareholders under Section 99 of the Bermuda Companies Law on the terms and conditions of the Implementation Agreement.

“Scheme/Merger Documents” means each of the Scheme/Merger Press Release, the Scheme Notice, the Scheme/Merger Resolutions, the Implementation Agreement and the Merger Agreement and any other document designated as a “Scheme/Merger Document” by the Administrative Agent and the Borrower.

“Scheme/Merger Press Release” means the press announcement to be issued by or on behalf of XL Group and/or the Target announcing the terms of the Acquisition.

“Scheme/Merger Resolutions” means the resolutions (a) to be passed by the shareholders of the Target and the shareholder(s) of AcquisitionCo to approve the Scheme, (b) passed by the board of directors of each of the Target, XL Group and AcquisitionCo on or prior to the date hereof to approve the Merger and (c) passed by the shareholder(s) of AcquisitionCo, on or prior to the date hereof to approve the Merger, and to be passed by the sole shareholder of Target, immediately following the effectiveness of the Scheme, to approve the Merger.

“Scheme/Merger Transaction” means, together, the Scheme and the Merger.

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“Scheme Notice” means the notice to the shareholders of the Target to be issued by the Target setting out the terms of the Scheme and convening the Shareholder Meeting in relation to the Scheme.

“SEC” means the Securities and Exchange Commission or any successor entity.

“Second-Step Acquisition” has the meaning assigned to such term in Section 6.14(b).

“Securities” means the issuance by the Borrower or any of its Subsidiaries of senior unsecured or junior subordinated unsecured notes pursuant to one or more registered public offerings or Rule 144A and/or Regulation S under the Securities Act or other private placements to finance the Acquisition.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.

“SFR” means the Statutory Financial Return of XL Life.

“Shareholder Meeting” means a general meeting (or any adjournment, postponement or reconvention thereof) of shareholders of the Target to be convened in relation to the Acquisition (whether implemented via the Scheme/Merger Transaction or the Bermuda Merger, as the case may be), and including in the case of the Scheme/Merger Transaction, the meeting convened at the direction of the Court in respect of the Scheme.

“Significant Subsidiary” means, at any time, each Subsidiary of XL Group that, as of such time, meets the definition of a “significant subsidiary” under Regulation S-X of the SEC.

“Specified Transaction Agreement” means any agreement, contract or documentation with respect to the following types of transactions: cash pooling arrangements, rate swap transaction, swap option, basis swap, asset swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, current swap transaction, cross-currency rate swap transaction, currency option, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending or borrowing transaction, weather index transaction or forward purchase or sale of a security, commodity or other financial instrument or interest, and transactions on any commodity futures or other exchanges, markets and their associated clearing houses (including any option with respect to any of these transactions).

“SPV” has the meaning assigned to such term in Section 10.04.

“Stable Value Instrument” means any insurance, derivative or similar financial contract or instrument designed to mitigate the volatility of returns during a given period on a specified portfolio of securities held by one party (the “customer”) through the commitment of the other party (the “SVI provider”) to provide the customer with a credited rate of return on the portfolio, typically determined through an interest crediting mechanism (and in exchange for which the SVI provider typically receives a fee).

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“Statutory Reserve Rate” means, for any day (or for the Interest Period for any Borrowing), a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject on such day (or, with respect to an Interest Period, the denominator of which is the number one minus the arithmetic mean of such aggregates for the days in such Interest Period) with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subsequent Borrowing Date” means with respect to any Loan made after the Closing Date, each date on which the conditions specified in Section 5.03 are satisfied (or waived in accordance with Section 10.02).

“Subsidiary” means, with respect to any Person (the “parent”), at any date, any corporation, partnership, limited liability company or other entity of which a majority of the shares of outstanding capital stock or other ownership interests normally entitled to vote for the election of directors or other managers of such corporation, partnership or other entity (regardless of any contingency which does or may suspend or dilute the voting rights of such capital stock) is at such time owned directly or indirectly by the parent or one or more subsidiaries of the parent. Unless otherwise specified, “Subsidiary” means a Subsidiary of XL Group.

“Takeover Code” means the City Code on Takeovers and Mergers of the United Kingdom as applied pursuant to the Implementation Agreement.

“Target” means Catlin Group Limited.

“Target Existing Credit Facilities” means the letter-of-credit and revolving credit facilities of the Target and its subsidiaries existing on the Effective Date.

“Target Bye-Laws” means the bye-laws of the Target adopted by special resolution on May 7, 2009.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Threshold Net Worth” means the Consolidated Net Worth level required to be maintained pursuant to Section 7.06 plus 1.0% of such amount.

“Total Funded Debt” means, at any time, all Indebtedness of XL Group and its Subsidiaries and any other Person which would at such time be classified in whole or in part as a liability on the consolidated balance sheet of XL Group and its consolidated Subsidiaries in accordance with GAAP (it being understood for avoidance of doubt that any liability or obligation excluded from the definition of Indebtedness shall not constitute Indebtedness for purposes of this definition).

“Transactions” means the making of the Loans hereunder, the issuance of the Securities, the consummation of the Acquisition and the other transactions contemplated hereby and the payment of fees and expenses related thereto.

“U.S. Lender” has the meaning assigned to such term in Section 2.13(f)(i).

“U.S. Patriot Act” has the meaning assigned to such term in Section 10.14.

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“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means any Obligor and the Administrative Agent.

“XL America” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“XL Group” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“XL Insurance” means XL Insurance Company SE, a European company domiciled in the United Kingdom.

“XL Insurance (Bermuda)” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“XL Life” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“XL Re” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“XL Re Europe” means XL Re Europe SE, a European company organized under the laws of Ireland.

“XL Switzerland” means XL Insurance Switzerland Ltd, a company limited by shares organized under the laws of Switzerland.

Section 1.02. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument, statute, law, rule, regulation or other document herein shall be construed as referring to such agreement, instrument, statute, law, rule, regulation or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

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Section 1.03. Accounting Terms; GAAP, Local GAAP, SAP and SFR. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, Local GAAP, SAP or SFR, as the context requires, each as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP, Local GAAP, SAP or SFR, as the case may be, or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP, Local GAAP, SAP or SFR, as the case may be, or in the application thereof, then such provision shall be interpreted on the basis of GAAP, Local GAAP, SAP or SFR, as the case may be, as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

ARTICLE II

THE LOANS

Section 2.01. Loans and Borrowings.

(a)          Loans. Subject to the terms and conditions set forth herein, each Lender agrees to make (i) Initial Loans to the Borrower on the Closing Date and (ii) in the event that the Acquisition is consummated pursuant to an Offer, Loans at any time and from time to time (but not more than two times) after the Closing Date until and including the Availability Termination Date (it being understood that the remaining Commitments may be drawn in full on or before the Availability Termination Date); provided, that after giving effect to each such Loan the outstanding principal amount of such Loan made by each Lender would not exceed such Lender’s Commitment in effect immediately prior to making such Loan. Any amount borrowed under this Section 2.01 and subsequently repaid or prepaid may not be reborrowed. Subject to Section 5.04, each Lender’s undrawn Commitment shall terminate immediately and without further action (i) unless the Acquisition is consummated pursuant to an Offer, on the Closing Date after giving effect to the funding of such Lender’s Commitment on the Closing Date and (ii) in accordance with Sections 2.05 and/or 2.07.

(b)          Obligations of Lenders. Except as provided herein, the Loans shall be made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders to make Loans hereunder are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(c)          Minimum Amounts; Limitation on Number of Borrowings. Each Borrowing shall be in an aggregate amount of £10,000,000 or a larger multiple of £1,000,000. Notwithstanding any other provision of this Agreement, there shall not at any time be more than a total of ten Borrowings outstanding.

(d)          Limitations on Interest Periods. Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request any Borrowing (or to elect any Interest Period for any Borrowing) if the Interest Period requested therefor would end after the Maturity Date.

Section 2.02.         Requests for Borrowings.

(a)          Notice by the Borrower. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing. Such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request.

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(b)          Content of Borrowing Requests. Each telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.01:

(i)          the aggregate amount of the requested Borrowing;

(ii)         the date of such Borrowing, which shall be a Business Day;

(iii)        the Interest Period therefor, which shall be a period contemplated by the definition of the term “Interest Period” and permitted under Section 2.01(d); and

(iv)         the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.03.

(c)          Notice by the Administrative Agent to the Lenders. Promptly following receipt of a Borrowing Request in accordance with this Section 2.02, the Administrative Agent shall advise each relevant Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

(d)          Failure to Elect. If no Interest Period is specified with respect to the requested Borrowing, then the requested Borrowing shall be made as a Borrowing with an Interest Period of one month.

Section 2.03. Funding of Borrowings.

(a)          Funding by Lenders. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 9:00 a.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower designated by the Borrower in the applicable Borrowing Request.

(b)          Presumption by the Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section 2.03 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the Overnight Rate or (ii) in the case of the Borrower, the interest rate applicable to the Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

Section 2.04.         Interest Elections.

(a)          Elections by the Borrower. The Loans constituting each Borrowing initially shall have the Interest Period specified in such Borrowing Request (or, pursuant to Section 2.02(d), a one month Interest Period if no Interest Period is specified in such Borrowing Request). Thereafter, the Borrower may elect the Interest Period therefor, all as provided in this Section 2.04. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans constituting such Borrowing, and the Loans constituting each such portion shall be considered a separate Borrowing.

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(b)          Notice of Elections. To make an election pursuant to this Section 2.04, the Borrower shall notify the Administrative Agent not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed continuation. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request.

(c)          Content of Interest Election Requests. Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.01:

(i)          the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clause (iii) of this paragraph (c) shall be specified for each resulting Borrowing);

(ii)         the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day; and

(iii)        the Interest Period therefor after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period” and permitted under Section 2.01(d).

(d)          Notice by the Administrative Agent to the Lenders. Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)          Failure to Elect; Events of Default. If the Borrower fails to deliver a timely and complete Interest Election Request with respect to a Borrowing prior to the end of the Interest Period therefor, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall continue as a Borrowing with an Interest Period of one month. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing unless repaid, each Borrowing shall be continued as a Borrowing with a one month Interest Period at the end of the Interest Period therefor.

Section 2.05.  Voluntary Termination and Reduction of the Commitments and Prepayments.

(a)          Voluntary Termination or Reduction. The Borrower may at any time terminate, or from time to time reduce, the Commitments; provided that each reduction of the Commitments shall be in an amount that is £20,000,000 or a larger multiple of £5,000,000. The Borrower shall provide written notice to the Administrative Agent of any election to terminate or reduce the Commitments under this paragraph (a) not later than 11:00 a.m., New York City time, at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this paragraph (a) shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or other incurrence of Indebtedness, Equity Issuances or sales, transfers or other dispositions of property or assets, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Subject to the proviso in the immediately preceding sentence, any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments (provided that such reduction of the Commitments of Lenders which are Affiliates of each other may be allocated between such affiliated Lenders as they may otherwise determine; provided further that such Lenders shall provide the Administrative Agent with prompt notice of such allocation). Promptly following receipt of any such notice relating to the termination of Commitments, the Administrative Agent shall advise the relevant Lenders of the contents thereof.

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(b)          Voluntary Prepayments. The Borrower may at any time prepay, and from time to time prepay, the Loans in whole or in part, without premium or penalty; provided that each partial prepayment shall be in an amount that is £20,000,000 or a larger multiple of £5,000,000. The Borrower shall provide written notice to the Administrative Agent of any election to prepay the Loans under this paragraph (b) not later than 11:00 a.m., New York City time, at least three Business Days prior to the effective date of such prepayment, specifying the Borrowing subject to prepayment, such prepayment amount and the effective date thereof. If the Borrower fails to make a timely selection of the Borrowing or Borrowings to be repaid or prepaid, such payment shall be applied to the Borrowings in the order of the remaining duration of their respective Interest Periods (the Borrowing with the shortest remaining Interest Period to be repaid first). Each payment of a Borrowing shall be applied ratably to the Loans included in such Borrowing (provided that such payment of Loans of Lenders which are Affiliates of each other may be allocated between such affiliated Lenders as they may otherwise determine; provided further that such Lenders shall provide the Administrative Agent with prompt notice of such allocation). Each notice delivered by the Borrower pursuant to this paragraph (b) shall be irrevocable; provided that a notice of prepayment of the Loans delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or other incurrence of Indebtedness, Equity Issuances or sales, transfers or other dispositions of property or assets, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the relevant Lenders of the contents thereof. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.09.

Section 2.06. Repayment of Loans; Evidence of Debt.

(a)          Repayment. The Borrower hereby unconditionally promises to pay to the Administrative Agent for account of the relevant Lenders the outstanding principal amount of the Loans on the Maturity Date.

(b)          Maintenance of Records by Lenders. Each Lender shall maintain in accordance with its usual practice records evidencing the indebtedness of the Borrower to such Lender resulting from the Loans made by such Lender to the Borrower, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)          Maintenance of Records by the Administrative Agent. The Administrative Agent shall maintain records in which it shall record (i) the amount of each Loan made to the Borrower hereunder and each Interest Period therefor, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for account of the Lenders and each Lender’s share thereof.

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(d)          Effect of Entries. The entries made in the records maintained pursuant to paragraph (b) or (c) of this Section 2.06 shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such records or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(e)          Promissory Notes. Any Lender may request that the Loans made by it to the Borrower be evidenced by a Note of the Borrower. In such event, the Borrower shall prepare, execute and deliver to such Lender a Note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns).

Section 2.07. Mandatory Commitment Reductions and Prepayments of Loans.

(a)          Commitment Termination. Unless previously terminated, all undrawn Commitments then outstanding shall automatically terminate upon the occurrence of a Mandatory Cancellation Event.

(b)          Debt Issuances, Equity Issuances and Asset Sales. In the event that XL Group or any of its Subsidiaries receives (including, in the case of any Debt Issuances or Equity Issuances only, into escrow) following the Effective Date any Net Cash Proceeds arising from any Debt Issuance, Equity Issuance or Asset Sale (i) prior to the Closing Date, then the Commitments shall be automatically reduced in an amount equal to 100% of the Pounds Sterling Equivalent of such Net Cash Proceeds on the date of receipt by XL Group or such Subsidiary of such Net Cash Proceeds, (ii) during the period commencing on the Closing Date and ending on the Availability Termination Date, then an amount equal to 100% of the Pounds Sterling Equivalent of such Net Cash Proceeds shall be applied (x) first, to prepay the Loans not later than two Business Days following the receipt by XL Group or such Subsidiary of such Net Cash Proceeds and (y) second, (to the extent of any remaining Net Cash Proceeds after application to prepay the Loans) to reduce the Commitments on the date of receipt (including, in the case of any Debt Issuances or Equity Issuances only, into escrow) by XL Group or such Subsidiary of such Net Cash Proceeds or (iii) on or after the Availability Termination Date, then the Borrower shall prepay the Loans in an amount equal to 100% of the Pounds Sterling Equivalent of such Net Cash Proceeds not later than two Business Days following the receipt by XL Group or such Subsidiary of such Net Cash Proceeds; provided that no reduction of Commitments or prepayment of Loans under this Section 2.07(b) shall occur or be required unless the amount of any partial reduction or prepayment (or combination thereof) would equal or exceed £10,000,000. The Borrower shall notify the Administrative Agent of the receipt by XL Group or such Subsidiary of any such Net Cash Proceeds and the Administrative Agent will promptly notify each Lender of its receipt of each such notice.

(c)          Committed Financing. If XL Group or any of its Subsidiaries enters into any Committed Financing prior to the Closing Date, and the conditions to availability thereunder are no more restrictive than the conditions precedent set forth in Section 5.02, then the Borrower shall (within two Business Days thereof) notify the Administrative Agent in writing of such Committed Financing and the Commitments shall be automatically reduced by the Pounds Sterling Equivalent of the committed principal amount of such Committed Financing on the date that XL Group or its applicable Subsidiary entered into a definitive loan or other applicable agreement for such Committed Financing.

(d)          Notices, Etc. Any termination or reduction of the Commitments pursuant to this Section 2.07 shall be permanent. The Administrative Agent shall promptly notify each Lender of any reduction in the Commitments pursuant to this Section 2.07. Each prepayment or reduction of the Commitments pursuant to this Section 2.07 shall be applied to the Loans or Commitments, as applicable, of the Lenders ratably in accordance with their respective portions of the Loans or Commitments, as applicable (provided that such reduction of the Commitments or prepayment of Loans, as applicable, of Lenders which are Affiliates of each other may be allocated between such affiliated Lenders as they may otherwise determine; provided further that such Lenders shall provide the Administrative Agent with prompt notice of such allocation).

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Section 2.08.  Fees.

(a)          Commitment Fee. The Borrower agrees to pay to the Administrative Agent for account of each Lender commitment fees (the “Commitment Fees”) which shall accrue at the Commitment Fee Rate on the average daily unused amount of such Lender’s Commitment during the period commencing from and including the Effective Date to but excluding the date on which all the Commitments are terminated. Commitment Fees accrued through and including each Quarterly Date shall be payable on such Quarterly Date, commencing on the first such date to occur after the Effective Date; provided that all such accrued and unpaid fees shall be payable on the date on which the Commitments terminate. Each amount of Commitment Fees payable shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b)          Duration Fees. The Borrower agrees to pay to the Administrative Agent for the account of each Lender, duration fees (the “Duration Fees”) in amounts equal to the percentage, as determined in accordance with the grid below, of the principal aggregate amount of the Loan of each Lender outstanding at the close of business, New York City time, on each date set forth in the grid below, payable on each such date:

Duration Fees
90 days after the Closing Date	180 days after the Closing Date	270 days after the Closing Date
0.50%	0.75%	1.00%

(c)          Other Fees. The Borrower agrees to pay to the Administrative Agent, the Joint Lead Arrangers and the Lenders the other applicable fees respectively required to be paid to them in the amounts and the times as set forth in the Fee Letters.

(d)          Payment and Computation of Fees. All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, as applicable, to the Joint Lead Arrangers or Lenders, as applicable, entitled thereto. Fees paid shall not be refundable under any circumstances.

Section 2.09. Interest.

(a)          Loans. The Loans constituting each Borrowing shall bear interest at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period for such Borrowing plus the Applicable Margin.

(b)          Default Interest. If any principal of any Loan or if any amount of interest, fees and other amounts payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2.00% plus the rate otherwise applicable to such Loan or (ii) in the case of any other amount, 2.00% plus the rate applicable to Loans as provided in paragraph (a) of this Section 2.09 with respect to the Borrowing having the shortest remaining Interest Period at such time.

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(c)          Payment of Interest. Accrued interest on each Loan shall be payable by the Borrower in arrears on each Interest Payment Date for such Loan and upon the Maturity Date; provided that (x) interest accrued pursuant to paragraph (b) of this Section 2.09 shall be payable on demand and (y) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment.

(d)          Computation. All interest hereunder shall be computed on the basis of a year of 365 days and shall be payable for the actual number of days elapsed in the relevant period (including the first day but excluding the last day). The Adjusted LIBO Rate shall be determined by the Administrative Agent and notified to the Borrower, and such determination shall be conclusive absent manifest error.

Section 2.10. Alternate Rate of Interest. If prior to the commencement of the Interest Period for any Borrowing:

(a)          the Administrative Agent determines in good faith (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

(b)          the Administrative Agent is advised by the Required Lenders (acting in good faith) that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their respective Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and the interest rate with respect to such Loans shall be determined by an alternative rate mutually acceptable to the Borrower and the Lenders.

Section 2.11. Increased Costs.

(a)          Increased Costs Generally. If any Change in Law shall:

(i)          impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate);

(ii)         impose on any Lender or the London interbank market any other condition affecting this Agreement or any Loan made by such Lender; or

(iii)        change the basis of taxation of payments to any Lender in respect thereof (except for Indemnified Taxes, Excluded Taxes and changes in the rate of tax on the overall net income of such Lender);

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and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining, or participating in, any Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Borrower agrees that it will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered. Notwithstanding anything herein to the contrary, (i) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or by United States or foreign regulatory authorities, in each case pursuant to Basel III, and (ii) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith or in implementation thereof, shall in each case be deemed to be a Change in Law, regardless of the date enacted, adopted or issued.

(b)          Capital and Liquidity Requirements. If any Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy or liquidity), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)          Certificates from Lenders. A certificate of a Lender setting forth such Lender’s good faith determination of the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section 2.11 shall be delivered to the Borrower and shall be conclusive and binding upon all parties hereto absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof by the Borrower.

(d)          Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.11 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section 2.11 for any increased costs or reductions incurred more than 90 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 90 day period referred to above shall be extended to include the period of retroactive effect thereof.

(e)          Comparable Treatment. Notwithstanding any other provision of this Section 2.11, no Lender shall demand compensation for any increased cost or reduction pursuant to this Section 2.11 if such Lender is not demanding such compensation in similar circumstances under comparable provisions of other credit agreements.

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 Section 2.12. Break Funding Payments.

In the event of (a) the payment of any principal of any Loan other than on the last day of an Interest Period therefor (including as a result of an Event of Default), (b) the conversion of any Loan other than on the last day of an Interest Period therefor, (c) the failure to borrow, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable under Section 2.05(b) and is revoked in accordance herewith), or (d) the assignment as a result of a request by the Borrower pursuant to Section 2.15(b) of any Loan other than on the last day of an Interest Period therefor, then, in any such event, the Borrower shall compensate each Lender for the loss attributable to such event. The loss to any Lender attributable to any such event shall be deemed to be an amount determined by such Lender to be equal to the excess, if any, of (i) the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the Adjusted LIBO Rate for such Interest Period, over (ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an affiliate of such Lender) for Pounds Sterling deposits from other banks in the eurocurrency market at the commencement of such period. A certificate of any Lender setting forth such Lender’s good faith determination of any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.12 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof by the Borrower.

Section 2.13. Taxes.

(a)          Payments Free of Taxes. Any and all payments by or on account of any Obligor hereunder, or under any Credit Document, shall be made free and clear of and without deduction for or withholding of any amounts in respect of Taxes, unless such withholding is required by applicable law as determined in good faith by the applicable Withholding Agent; provided that if any Indemnified Taxes are required to be withheld from any amounts payable to the Administrative Agent or any Lender, then (i) the sum payable by the applicable Obligor shall be increased as necessary so that after making all required deductions (including deductions for Indemnified Taxes applicable to additional sums payable under this Section 2.13) the Administrative Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such amounts been withheld and (ii) such amounts shall be withheld and paid to the relevant Governmental Authority in accordance with applicable law.

(b)          Payment of Other Taxes by the Borrower. In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)          Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent and each Lender, within 10 days after written demand to the Borrower therefor, for the full amount of any Indemnified Taxes and Other Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.13) paid by the Administrative Agent or such Lender, as the case may be, and any penalties, interest and reasonable and documented expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes, as the case may be, were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth the Administrative Agent’s or such Lender’s, as the case may be, good faith determination of the amount of such payment or liability (along with a reasonably detailed explanation and computation of such payment or liability) delivered to the Borrower by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive as between such Lender or the Administrative Agent, as the case may be, and the Borrower absent manifest error.

(d)          Each Lender shall indemnify the Administrative Agent for the full amount of any Taxes imposed by any Governmental Authority that are attributable to such Lender and that are payable or paid by the Administrative Agent, together with all interest, penalties, reasonable costs and expenses arising therefrom or with respect thereto, as determined by the Administrative Agent in good faith. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.

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(e)          Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f)          Exemptions. (i) Each recipient of payments under this Agreement or any Credit Document (or a transferee, including any Participant, in which case such Participant’s obligations to the Borrower and the Administrative Agent described in this Section 2.13(f) shall also extend to the Lender from which the related participation shall have been purchased) (i) that is a “United States Person” as defined in Section 7701(a)(30) of the Code (a “U.S. Lender”) shall deliver to the Borrower and the Administrative Agent two properly completed and duly signed copies of U.S. Internal Revenue Service (“IRS”) Form W-9 (or any successor form) certifying that such U.S. Lender is exempt from U.S. federal withholding tax or (ii) that is not a “United States Person” as defined in Section 7701(a)(30) of the Code (a “Non U.S. Lender”) shall deliver to the Borrower and the Administrative Agent (I) two copies of IRS Form W-8BEN-E, Form W-8ECI or Form W8IMY( or any successor form) (together with any applicable underlying IRS forms), (II) in the case of a Non U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, a certification to the effect that such Non-U.S. Lender is not (a) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (b) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, (c) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code or (d) conducting a trade or business in the United States with which the relevant interest payments are effectively connected; and the applicable IRS Form W-8 (or any successor form) properly completed and duly executed by such Non U.S. Lender claiming complete exemption from U.S. federal withholding tax on payments under this Agreement and the other Credit Documents, or (III) any other form prescribed by applicable requirements of U.S. federal income tax law as a basis for claiming exemption from or a reduction in U.S. federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable requirements of law to permit the Borrower and the Administrative Agent to determine the withholding or deduction required to be made. Such forms shall be delivered by each U.S. Lender and each Non U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation) and from time to time thereafter upon the request of the Borrower or the Administrative Agent. In addition, each U.S. Lender and each Non U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by it. Each U.S. Lender and each Non-U.S. Lender shall promptly notify the Borrower and the Administrative Agent at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this Section, no U.S. Lender or Non U.S. Lender shall be required to deliver any form pursuant to this Section that such Non U.S. Lender is not legally able to deliver.

(ii)         If a payment made to any recipient under any Credit Document would be subject to U.S. federal withholding Tax imposed by FATCA if such recipient were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such recipient shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine whether such recipient has complied with such recipient’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.13(f)(ii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. Each recipient agrees that if any form or certification it previously delivered under this clause expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

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(g)          If the Administrative Agent or a Lender determines, in its reasonable discretion, that it has received a refund from the relevant Governmental Authority of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.13, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.13 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of- pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section 2.13 shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes not expressly required to be made available hereunder which it reasonably deems confidential) to the Borrower or any other Person.

Section 2.14. Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a)          Payments by the Borrower. The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or interest thereon, under Section 2.11, 2.12 or 2.13, or otherwise) or under any other Credit Document (except to the extent otherwise provided therein) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 1585 Broadway, New York, New York 10036; except payments pursuant to Sections 2.11, 2.12, 2.13 and 10.03, which shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in Pounds Sterling (unless otherwise indicated).

(b)          Application of Insufficient Payments. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest or fees then due hereunder, such funds shall be applied (i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, to pay principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

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(c)          Pro Rata Treatment. Except to the extent otherwise provided herein: (i) each Borrowing shall be made from the Lenders, each payment of fees under Section 2.08 shall be made for account of the relevant Lenders and each termination or reduction of the amount of the Commitments under Section 2.05 or 2.07 shall be applied to the respective Commitments of the Lenders, in each case pro rata according to the amounts of their respective Commitments; (ii) each Borrowing shall be allocated pro rata among the Lenders according to the amounts of their respective Commitments (in the case of the making of Loans) or their respective Loans that are to be included in such Borrowing (in the case of conversions and continuations of Loans); (iii) each payment or prepayment of principal of Loans by the Borrower shall be made for account of the Lenders pro rata according to the respective unpaid principal amounts of the Loans of the Borrower being paid or prepaid that are owed to such Lenders and (iv) each payment of interest on Loans by the Borrower shall be made for account of the Lenders pro rata according to the amounts of interest on such Loans then due and payable thereunder.

(d)          Sharing of Payments by Lenders. If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or accrued interest thereon resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon then due than the proportion received by any other relevant Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of such other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and accrued interest thereon; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph (d) shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph (d) shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(e)          Presumptions of Payment. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for account of the relevant Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the relevant Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate.

(f)          Certain Deductions by the Administrative Agent. If any Lender shall fail to make any payment required to be made by it pursuant to this Agreement, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

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 Section 2.15. Mitigation Obligations; Replacement of Lenders.

(a)          Designation of a Different Lending Office. If any Lender requests compensation under Section 2.11, or if the Borrower is required to pay any additional amount or indemnification payment to any Lender or any Governmental Authority for account of any Lender pursuant to Section 2.13, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.11 or 2.13, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable and documented costs and expenses incurred by any Lender in connection with any such designation or assignment. Nothing in this Section 2.15(a) shall affect or postpone any of the obligations of the Borrower or the rights of any Lender pursuant to Sections 2.11 or 2.13.

(b)          Replacement of Lenders. If any Lender (i) requests compensation under Section 2.11, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for account of any Lender pursuant to Section 2.13, (ii) becomes a Defaulting Lender or (iii) has refused to consent to any waiver or amendment with respect to any Credit Document that requires the consent of all the Lenders (including pursuant to clause (i) of the definition of “Required Lenders”) or of such Lender as a Lender directly and adversely affected by such waiver or amendment and has been consented to by the Required Lenders, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights and obligations under this Agreement to an assignee selected by the Borrower that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.11 or payments required to be made pursuant to Section 2.13, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Each Lender agrees that, if the Borrower elects to replace such Lender in accordance with this Section, it shall promptly execute and deliver to the Administrative Agent an Assignment and Assumption to evidence the assignment and shall deliver to the Administrative Agent any Note (if Notes have been issued in respect of such Lender's Loans) subject to such Assignment and Assumption; provided that the failure of any such Lender to execute and Assignment and Assumption shall not render such assignment invalid and such assignment shall be recorded in the Register.

Section 2.16. Defaulting Lenders. (a) Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(i)          Commitment Fees with respect to the Commitment of such Defaulting Lender pursuant to Section 2.08(a) shall cease to accrue; and

(ii)         the Commitment or Loans, as applicable, of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 10.02); provided, that this clause (a) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender affected thereby.

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(b)          Defaulting Lender Cure. If the Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will fund its full pro rata share of the Loans requested by the Borrower but not funded by such Lender or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held on a pro rata basis by the Lenders in accordance with their pro rata share of the Loans, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

ARTICLE III

GUARANTEE

Section 3.01. The Guarantee. Each Guarantor hereby jointly and severally irrevocably guarantees, as a primary obligor and not merely as surety, to each Lender and the Administrative Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans made by the Lenders to the Borrower and interest thereon and all fees and other amounts from time to time owing to the Lenders, the Joint Lead Arrangers or the Administrative Agent by the Borrower under this Agreement or any other Credit Document, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the “Guaranteed Obligations”). Each Guarantor hereby further jointly and severally agrees that if the Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, such Guarantor will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal. This is a guarantee of payment and not collection.

Section 3.02. Obligations Unconditional. The obligations of the Guarantors under Section 3.01 are absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Borrower under this Agreement or any other agreement or instrument referred to herein or therein, or any substitution, release, non-perfection or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Article III that the obligations of the Guarantors hereunder shall be absolute and unconditional, joint and several, under any and all circumstances (and any defenses arising from the foregoing are hereby waived to the extent permitted by applicable law). Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder, which shall remain absolute and unconditional as described above:

(i)          at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

(ii)         any law or regulation of any jurisdiction, or the occurrence of any other event, affecting any Guaranteed Obligation;

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(iii)        any of the acts mentioned in any of the provisions of this Agreement or any other agreement or instrument referred to herein shall be done or omitted; or

(iv)        the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or any other agreement or instrument referred to herein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

and any other defenses arising from the foregoing are hereby waived to the extent permitted by applicable law. Any Subsidiary conducting Life Operations which is also a Guarantor shall be automatically released from its Guarantee hereunder at such time as (x) the Disposition with respect to such Guarantor has occurred pursuant to Section 7.02(e), (y) such Guarantor does not Guarantee any other Indebtedness of XL Group or the Borrower in an aggregate principal amount exceeding £1,000,000 and (z) such Guarantor has no continuing operations or assets (other than de minimis assets or reserves for future claims).

This is a guarantee of payment and not of collection. The Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against the Borrower under this Agreement or any other agreement or instrument referred to herein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

Section 3.03. Reinstatement. The obligations of the Guarantors under this Article III shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Guarantors jointly and severally agree that they will indemnify the Administrative Agent and each Lender on demand for all reasonable and documented costs and expenses (including reasonable fees of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and reasonable and documented expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

Section 3.04. Subrogation. The Guarantors hereby jointly and severally agree that until the payment and satisfaction in full of all Guaranteed Obligations and the expiration and termination of the Commitments they shall not exercise any right or remedy arising by reason of any performance by them of their guarantee in Section 3.01, whether by subrogation or otherwise, against the Borrower or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

Section 3.05. Remedies. The Guarantors jointly and severally agree that, as between the Guarantors and the Lenders, the obligations of the Borrower under this Agreement may be declared to be forthwith due and payable as provided in Article VIII (and shall be deemed to have become automatically due and payable in the circumstances provided in Article VIII) for purposes of Section 3.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Guarantors for purposes of Section 3.01.

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Section 3.06. Continuing Guarantee. The guarantee in this Article III is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

Section 3.07. Rights of Contribution. The Guarantors hereby agree, as between themselves, that if any such Guarantor shall become an Excess Funding Guarantor (as defined below) by reason of the payment by such Guarantor of any Guaranteed Obligations, each other Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Guarantor’s Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, debts and liabilities of such Excess Funding Guarantor) of the Excess Payment (as defined below) in respect of such Guaranteed Obligations. The payment obligation of a Guarantor to any Excess Funding Guarantor under this Section 3.07 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Guarantor under the other provisions of this Article III and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations.

For purposes of this Section 3.07, (i) “Excess Funding Guarantor” means, in respect of any Guaranteed Obligations, a Guarantor that has paid an amount in excess of its Pro Rata Share of such Guaranteed Obligations, (ii) “Excess Payment” means, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations and (iii) “Pro Rata Share” means, for any Guarantor, the ratio (expressed as a percentage) of (x) the amount by which the aggregate present fair saleable value of all properties of such Guarantor (excluding any shares of stock of any other Guarantor) exceeds the amount of all the debts and liabilities of such Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder and any obligations of any other Guarantor that have been Guaranteed by such Guarantor) to (y) the amount by which the aggregate fair saleable value of all properties of all of the Guarantors exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Guarantors under this Article III) of all of the Guarantors, determined (A) with respect to any Guarantor that is a party hereto on the date hereof, as of the date hereof, and (B) with respect to any other Guarantor, as of the date such Guarantor becomes a Guarantor hereunder.

Section 3.08. General Limitation on Guarantee Obligations. In any action or proceeding involving any corporate law, or any bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 3.01 would otherwise, taking into account the provisions of Section 3.07, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 3.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Lender, the Administrative Agent or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Each Obligor (with respect to itself and its applicable Subsidiaries as referred to below) represents and warrants, as of the Effective Date, the Closing Date (after giving effect to the making of any Loans and the application of the proceeds thereof on the Closing Date) and as of any Subsequent Borrowing Date (after giving effect to the making of any Loans and the application of the proceeds thereof on such Subsequent Borrowing Date), as follows:

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Section 4.01. Organization; Powers. Each Obligor and each of its Significant Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

Section 4.02. Authorization; Enforceability. The execution, delivery and performance by the Obligors of the Credit Documents are within each Obligor’s corporate powers and have been duly authorized by all necessary corporate and, if required, by all necessary shareholder action. This Agreement has been duly executed and delivered by each Obligor and constitutes a legal, valid and binding obligation of such Obligor enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, examination or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

Section 4.03. Governmental Approvals; No Conflicts. The execution, delivery and performance by the Obligors of the Credit Documents (a) do not require any consent or approval of (including any exchange control approval), registration or filing with, or any other action by, any Governmental Authority, except in connection with the Acquisition or such as have been obtained or made and are in full force and effect or which will be obtained after the date hereof within the applicable time, (b) will not violate (i) any applicable law or regulation, (ii) the charter, by-laws or other organizational documents of each Obligor or any of its Significant Subsidiaries or (iii) any order of any Governmental Authority, in the case of clauses (i) and (iii) only, in any material respect, and (c) will not violate or result in a default under any material indenture, agreement or other instrument binding upon any Obligor or any of its Significant Subsidiaries or their assets which would result in a Material Adverse Effect.

Section 4.04. Financial Condition; No Material Adverse Change.

(a)          Financial Condition. The Borrower has heretofore furnished to the Lenders the financial statements of XL Group specified in (A) Section 6.01(a)(i) with respect to the fiscal year ended December 31, 2013 (as provided in XL Group’s Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2013) and (B) Section 6.01(c)(i) with respect to the fiscal quarters ended March 31, 2014, June 30, 2014 and September 30, 2014 (as provided in XL Group’s Report on Form 10-Q filed with the SEC for the fiscal quarters ended March 31, 2014, June 30, 2014 and September 30, 2014). Such financial statements present fairly in all material respects the financial position and results of operations of XL Group and its consolidated Subsidiaries as of such date and for such period on a consolidated basis in accordance with GAAP subject, in the case of the quarterly financial statements described in clause (a)(B) to normal year-end audit adjustments and the absence of footnotes.

(b)          No Material Adverse Change. Since December 31, 2013, there has been no material adverse change in the assets, business, financial condition or operations of each Obligor and its Subsidiaries, taken as a whole, except as disclosed in filings made by XL Group prior to the date hereof with the SEC pursuant to the Securities Exchange Act of 1934, as amended; provided that in no event shall any risk factor disclosure under the heading “Risk Factors” or disclosure set forth in any “forward looking statements” disclaimer or other general statements to the extent they are predictive or forward looking in nature that are included in any part of such filings be deemed to be an exception to, or as applicable, disclosure for purposes of this Section 4.40(b), except to the extent any such disclosure is also contained in any other section of such filing.

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Section 4.05. Properties.

(a)          Property Generally. Each Obligor and each of its Significant Subsidiaries has good title to, or valid license or leasehold interests in, all its real and personal property material to its business, subject only to Liens permitted by Section 7.03 and except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

(b)          Intellectual Property. Each Obligor and each of its Significant owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by such Obligor and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 4.06. Litigation and Environmental Matters.

(a)          Actions, Suits and Proceedings. Except as disclosed in Schedule IV or as routinely encountered in claims activity, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority now pending against or, to the knowledge of each Obligor, threatened against or affecting such Obligor or any of its Subsidiaries (i) as to which an adverse determination that would, individually or in the aggregate, result in a Material Adverse Effect is likely or (ii) that involve this Agreement or the Transactions.

(b)          Environmental Matters. Except as disclosed in Schedule V and except with respect to any other matters that, individually or in the aggregate, would not be likely to result in a Material Adverse Effect, no Obligor nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required for its business under any Environmental Law, (ii) has incurred any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

Section 4.07. Compliance with Laws and Agreements. Each Obligor and each of its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

Section 4.08. Investment Company Status. No Obligor is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

Section 4.09. Taxes. Each Obligor and each of its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Person has set aside on its books adequate reserves or (b) to the extent that the failure to file any such Tax return or pay any such Taxes could not reasonably be expected to result in a Material Adverse Effect.

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Section 4.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (a) the present value of all accumulated benefit obligations under each Plan, did not, as of the close of its most recent plan year, exceed the fair market value of the assets of such Plan allocable to such accrued benefits (determined in both cases using the applicable assumptions under Section 430 of the Code and the Treasury Regulations promulgated thereunder); and (b) the present value of all accumulated benefit obligations of all underfunded Plans did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans (determined in both cases using the applicable assumptions under Section 430 of the Code and the Treasury Regulations promulgated thereunder).

Except as could not reasonably be expected to result in a Material Adverse Effect, (i) all contributions required to be made by any Obligor or any of their Subsidiaries with respect to a Non-U.S. Benefit Plan have been timely made, (ii) each Non-U.S. Benefit Plan has been maintained in compliance with its terms and with the requirements of any and all applicable laws and has been maintained, where required, in good standing with the applicable Governmental Authority and (iii) neither any Obligor nor any of their Subsidiaries has incurred any obligation in connection with the termination or withdrawal from any Non-U.S. Benefit Plan.

Section 4.11. Disclosure. The reports, financial statements, certificates or other information furnished by each Obligor to the Lenders in connection with the negotiation of this Agreement, delivered hereunder, or contained in any filing made by XL Group or any of its Subsidiaries with the SEC (taken as a whole with all other information, including amendments and supplements, then filed with the SEC) do not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading as of the date made or deemed made; provided that, with respect to projected financial information, such Obligor represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

Section 4.12. Use of Credit. No Obligor nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock other than (as may be applicable) the Offer. The purchase of any Margin Stock with the proceeds of any Loan will not be in violation of Regulation U of the Board and, after applying the proceeds of such Loan, not more than 25 percent of the value of the assets of any Obligor and its Subsidiaries taken as a whole consists or will consist of Margin Stock.

Section 4.13. Subsidiaries. Set forth in Schedule VI is a complete and correct list of all of the Subsidiaries of XL Group as of the Effective Date, together with, for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding ownership interests in such Subsidiary and (iii) the percentage of ownership of such Subsidiary represented by such ownership interests. Except as disclosed in Schedule VI, as of the date hereof, (x) each of XL Group and its Subsidiaries owns, free and clear of Liens, and has the unencumbered right to vote, all outstanding ownership interests in each Person shown to be held by it in Schedule VI, (y) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and (z) except as disclosed in filings of XL Group with the SEC prior to the date hereof, there are no outstanding Equity Rights with respect to XL Group.

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Section 4.14. Stamp Taxes. To ensure the legality, validity, enforceability or admissibility in evidence of this Agreement or any promissory notes evidencing Loans made (or to be made), it is not necessary, as of the date hereof, that this Agreement or such promissory notes or any other document be filed or recorded with any Governmental Authority in Bermuda, Ireland or the Cayman Islands, or that any stamp or similar tax be paid on or in respect of this Agreement in any such jurisdiction, or such promissory notes or any other document other than such filings and recordations that have already been made and such stamp or similar taxes that have been paid.

Section 4.15. Legal Form. Each of this Agreement and any Note is in proper legal form as of the date hereof under the laws of the Covered Jurisdiction for the admissibility thereof in the courts of the Covered Jurisdiction.

Section 4.16. Anti-Corruption Laws, Sanctions and Anti-Money Laundering Laws. (a) (i) Each Obligor and its Subsidiaries or, to the knowledge of each Obligor, their respective officers, directors, employees and agents acting on their behalf, are in compliance with applicable Anti-Corruption Laws in all material respects and (ii) each Obligor and their respective Subsidiaries are in compliance with applicable Sanctions in all material respects.

(b)          None of (x) the Obligors, any Subsidiary of XL Group or any of their respective directors or officers, or (y) to the knowledge of any Obligor, any agent of any Obligor or any Subsidiary that will act in any capacity in connection with the credit facility established hereby, is a Sanctioned Person.

(c)          Each Obligor and its Subsidiaries are, to the extent applicable to such Obligor or Subsidiary, in compliance, in all material respects, with (i) the Trading with the Enemy Act, and each of the foreign assets control regulations of the United States Treasury Department and any other enabling legislation or executive order relating thereto and (ii) all applicable federal and state Anti-Money Laundering Laws.

Section 4.17. Acquisition Documents.

(a)          Offer Documents. (i) The Administrative Agent has been provided with complete copies of each Offer Document to the extent executed and delivered on or prior to the Closing Date.

(ii)         The Offer Documents comply (or, when issued or executed, will comply) with the Bermuda Companies Law and the terms of the Takeover Code (so far as applicable) and reflect (or, when issued or executed, will reflect) the Offer Press Release, in each case, in all material respects.

(b)          Scheme/Merger Documents. (i) The Scheme/Merger Documents (A) are or will each be in compliance in all material respects with the Bermuda Companies Law and the Takeover Code (so far as applicable); and (B) collectively contain or will contain all the material terms relating to the Acquisition as of the date of publication or execution thereof (as the case may be).

(ii)         The Scheme Notice reflects (or, when published, will reflect) the terms of the Scheme/Merger Press Release in all material respects.

(c)          Bermuda Merger Documents. (i) The Administrative Agent has been provided with complete copies of each Bermuda Merger Document to the extent executed and delivered on or prior to the Closing Date.

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(ii)         The Bermuda Merger Documents comply (or, when issued or executed, will comply) with the Bermuda Companies Law and the terms of the Takeover Code (so far as applicable) and reflect (or, when issued or executed, will reflect) the Bermuda Merger Press Release, in each case, in all material respects.

(iii)        The Bermuda Merger Notice reflects (or, when published, will reflect) the terms of the Bermuda Press Release in all material respects.

(d)          Press Release. As at the date on which each Press Release is made, such Press Release contains all the material terms of the Scheme/Merger Transaction, the Offer or the Bermuda Merger, as applicable.

ARTICLE V

CONDITIONS

Section 5.01. Effective Date. The Lenders’ Commitments shall not become effective unless all of the following conditions precedent have been satisfied (or waived in accordance with Section 10.02) on or prior to the Commitment Termination Date:

(a)          Executed Counterparts. The Administrative Agent shall have received from each party hereto or thereto, as applicable, either (x) a counterpart of this Agreement and the Fee Letters signed on behalf of such party or (y) written evidence satisfactory to the Administrative Agent (which may include telecopy or email transmission of a signed signature page to this Agreement and the Fee Letters, as applicable) that such party has signed a counterpart of this Agreement and the Fee Letter.

(b)          Implementation Agreement, Etc. The Administrative Agent shall have received copies of the following, certified by a Responsible Officer of XL Group (i) the Implementation Agreement and the Merger Agreement, or as the case may be and to the extent in existence on the Effective Date, the Bermuda Merger Agreement executed by each party thereto, (ii) the Target Bye-Laws, (iii) the Scheme/Merger Press Release, or as the case may be and to the extent in existence on the Effective Date, the Bermuda Merger Press Release and (iv) to the extent in existence on the Effective Date, each Offer Document and each other Bermuda Merger Document or Scheme/Merger Document; provided that, with respect to the Scheme/Merger Resolutions relating to the Target, such resolutions shall only be required to be delivered to the extent XL Group (or its relevant Subsidiary) is entitled to receive and has received such resolutions by the Effective Date, as applicable, executed by each party thereto, as applicable, all in form and substance reasonably satisfactory to the Administrative Agent.

(c)          Corporate Documents. The Administrative Agent shall have received on or before the Effective Date, each dated on or about such date:

(i)          certified copies of the certificate or articles of incorporation or other applicable formation documents of each Obligor;

(ii)         certified copies of the by-laws, operating agreement or other organizational documents of each Obligor;

(iii)        certified copies of the resolutions or similar authorizing documentation of the governing bodies of each Obligor authorizing the Transactions to which it is a party and such Obligor to enter into and perform its obligations under the Credit Documents to which such Obligor is a party;

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(iv)        a good standing certificate or similar certificate dated as of a date reasonably close to the Effective Date from the jurisdiction of formation of each Obligor, but only where such concept is applicable; and

(v)         a customary certificate of each Obligor certifying the names and signatures of the officers or directors of such Obligor authorized to sign the Credit Documents to which such Obligor is a party and the other documents to be delivered by such Obligor hereunder.

(d)          Process Agent. The Administrative Agent shall have received a copy of the written instrument evidencing the appoint of CT Corporation System as process agent in accordance with the requirements of Section 10.09(d), which instrument shall be in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(e)          Payment of Fees. All costs, fees, expenses (including, without limitation, legal fees and expenses) to the extent invoiced at least two Business Days prior to the Effective Date and the fees contemplated by the Fee Letters payable to the Joint Lead Arrangers, the Administrative Agent or the Lenders shall have been paid on or prior to the Effective Date, in each case, to the extent required by the Fee Letters or this Agreement to be paid on or prior to the Effective Date.

(f)          Opinions of Counsel to the Obligors. The Administrative Agent shall have received opinions, each dated as of the date of this Agreement, of Skadden, Arps, Slate, Meagher & Flom LLP, special U.S. counsel for the Obligors and opinions provided by counsel to the applicable Obligors in the jurisdictions of Ireland, the Cayman Islands and Bermuda, in each case, in customary form and substance and reasonably satisfactory to the Administrative Agent and its counsel.

(g)          KYC. The Administrative Agent and each Joint Lead Arranger shall have received at least one day prior to the Effective Date all documentation and other information regarding the Borrower and the Target, required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the Patriot Act to the extent reasonably requested at least three Business Days prior to the Effective Date.

(h)          Engagement for Permanent Financing. The Borrower shall have engaged (on or before the Effective Date) one or more investment and/or commercial banks satisfactory to the Joint Lead Arrangers on terms and conditions satisfactory to the Joint Lead Arrangers to arrange the Permanent Financing.

Promptly upon the occurrence thereof, the Administrative Agent shall notify the Borrower and the Lenders as to the Effective Date, and such notice shall be conclusive and binding.

Section 5.02. Closing Date. The obligations of the Lenders to make Loans hereunder shall be subject to all of the following conditions precedent having been satisfied (or waived in accordance with Section 10.02) on or prior to the Commitment Termination Date:

(a)          Effective Date. The Effective Date shall have occurred.

(b)          Officer’s Certificate. The Administrative Agent shall have received the Closing Date Officer’s Certificate.

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(c)          Financial Statements. The Administrative Agent shall have received a pro forma consolidated balance sheet and related pro forma consolidated statement of income of XL Group and its Subsidiaries (i) as of and for the last fiscal year ended at least 60 days prior to the Closing Date, or (ii) if such Closing Date occurs on or following the 129th day after the end of such fiscal year, for the last fiscal year ended at least 60 days prior to the Closing Date and as of and for the subsequent interim period ended at least 40 days prior to the Closing Date, in each case giving effect to the Transactions as if the Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period or periods (in the case of such statement(s) of income) (the “Pro Forma Financials”), which Pro Forma Financials shall be prepared in accordance with US GAAP and Regulation S-X under the Securities Act but only to the extent requisite information of Target is publicly available or has been provided by Target to XL Group, it being acknowledged that neither the Administrative Agent nor any Lender shall have any approval right as regards the form or content of the Pro Forma Financials.

(d)          Acquisition. The Scheme/Merger Transaction, the Offer or the Bermuda Merger (as applicable) shall have been (or, substantially contemporaneously with the making of the Loans (subject in the case of the Offer to completion of any compulsory acquisition provided for by the Bermuda Companies Law or any other transaction following acceptance of Equity Interests of the Target of the Offer for the purpose of XL Group or its Subsidiaries acquiring the entire issued share capital of the Target in accordance with the Bermuda Companies Law), will be) consummated in all material respects pursuant to (i) in the case of a Scheme/Merger Transaction, the Scheme/Merger Documents (and in accordance with the order of the Court sanctioning the Scheme), (ii) in the case of a Bermuda Merger, the Bermuda Merger Documents, and (iii) in the case of an Offer, the Offer Documents, and the Implementation Agreement, in each case, without giving effect to any modifications, consents, amendments or waivers thereto agreed to by XL Group or any of its Subsidiaries that in each case are materially adverse to the interests of the Lenders or the Joint Lead Arrangers (it being understood that (x) any change in the purchase consideration not exceeding 10% in the aggregate in respect of the Acquisition will be deemed not to be materially adverse to the Lenders or the Joint Lead Arrangers; provided that any reduction of the cash portion of the purchase consideration shall have been allocated to reduce the Commitments by the Borrower pursuant to Section 2.05(a) in an amount equal to such reduction in the cash portion of the purchase consideration and (y) any change in the purchase consideration in excess thereof shall be deemed materially adverse to the interest of the Lenders and the Joint Lead Arrangers), unless each of the Joint Lead Arrangers shall have provided their written consent thereto or unless such modifications, consents, amendments or waivers are required by the Code Committee (and, if applicable, the Code Expert) in accordance with the terms of the Implementation Agreement (as in effect on the Effective Date), provided that if requested in writing by either Joint Lead Arranger, the Borrower shall have obtained written confirmation from the Code Expert that it concurs with such requirement of the Code Committee.

(e)          Absence of Major Default and Accuracy of Major Representations. On the Closing Date, no Major Default shall have occurred which is continuing or would result from the proposed Borrowing and the Major Representations shall be true and correct in all material respects (or, to the extent qualified by materiality, all respects).

(f)          Fees. All costs, fees, expenses (including, without limitation, legal fees and expenses) to the extent invoiced at least two Business Days prior to the Closing Date and the fees contemplated by the Fee Letters payable to the Joint Lead Arrangers, the Administrative Agent or the Lenders shall have been paid on or prior to the Closing Date, in each case, to the extent required by the Fee Letters or this Agreement to be paid on or prior to the Closing Date.

(g)          Notice of Borrowing. The Administrative Agent shall have received a Notice of Borrowing in accordance with Section 2.02(a).

(h)          Receiving Agent Certificate. In the case of an Offer, a certificate from the Receiving Agent complying with Note 7 on Rule 10 of the Takeover Code.

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Section 5.03. Subsequent Borrowing Dates. The obligations of the Lenders to make Loans hereunder after the Closing Date shall be subject to all of the following conditions precedent having been satisfied (or waived in accordance with Section 10.02) on or prior to the Availability Termination Date:

(a)          Effective Date and Closing Date. Each of the Effective Date and the Closing Date shall have occurred.

(b)          Absence of Major Default and Accuracy of Major Representations. On any Subsequent Borrowing Date, no Major Default shall have occurred which is continuing or would result from the proposed Borrowing and the Major Representations shall be true and correct in all material respects (or, to the extent qualified by materiality, all respects), as certified to the Administrative Agent by a Responsible Officer of XL Group.

(c)          Fees. All costs, fees, expenses (including, without limitation, legal fees and expenses) to the extent invoiced at least two Business Days prior to any Subsequent Borrowing Date payable to the Joint Lead Arrangers, the Administrative Agent or the Lenders shall have been paid on or prior to such Subsequent Borrowing Date, in each case, to the extent required by the Fee Letters or this Agreement to be paid on or prior to such Subsequent Borrowing Date.

(d)          Notice of Borrowing. The Administrative Agent shall have received a Notice of Borrowing in accordance with Section 2.02(a).

Section 5.04. Actions During Certain Funds Period. Notwithstanding (x) anything to the contrary in this Agreement, the Credit Documents or any other agreement relating to or entered into in connection with any of the foregoing, including, without limitation, any Fee Letter or (y) that any condition set forth in Section 5.01, 5.02 or 5.03 may subsequently be determined not to have been satisfied or any representation given was incorrect in any material respect, during the Certain Funds Period neither the Administrative Agent, nor any Lender nor any Joint Lead Arranger shall (unless, with respect to clause (c) below, (i) in the case of a particular Lender, it would be illegal for such Lender to participate in making the Loans as a result of a Change in Law occurring after such Lender became a Lender under this Agreement or (ii) if, on a proposed date of Borrowing, a Lender is not obligated pursuant to Section 5.02 or 5.03 to make a Loan), unless a Major Default has occurred and is continuing or would result from a proposed Borrowing or a Major Representation remains incorrect (or, if a Major Representation does not include a materiality qualifier, in correct in any material respect), be entitled to:

(a)          rescind, cancel or terminate any of its Commitments (except as set forth in Section 2.07);

(b)          rescind, cancel or terminate any of the Credit Documents or any other agreement relating to or entered into in connection with such Credit Documents or any of the Commitments or Notes or any other agreement relating to or entered into in connection with any of the foregoing or exercise any similar right or remedy or make or enforce any claim under the Credit Documents it may have in each case to the extent to do so would prevent or limit the making of its Loan or the Indebtedness represented by any Note or allow the same to remain outstanding;

(c)          refuse to participate in the making of its Loan;

(d)          exercise any right of set-off or counterclaim or similar right or remedy to the extent to do so would prevent or limit the making of its Loan; or

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(e)          cancel, accelerate or cause repayment or prepayment of any amounts owing under any Credit Document or any other agreement relating to or entered into in connection with such Credit Document to the extent to do so would prevent or limit the making of its Loan, provided that immediately upon the expiration of the Certain Funds Period, or upon and during the continuation of a Major Default, all such rights, remedies and entitlements shall be available to the Lenders notwithstanding that they may not have been used or been available for use during the Certain Funds Period.

Section 5.05. Determinations under Sections 5.01, 5.02 and 5.03. For the purposes of determining whether the conditions precedent specified in Sections 5.01, 5.02 and 5.03 have been satisfied, each Lender shall be deemed to have consented to, approved, accepted or be satisfied with each document or other matter required thereunder to be consented to, approved by, acceptable to or satisfactory to the Lenders, unless the Administrative Agent shall have received notice from such Lender prior to the Effective Date, the Closing Date or any Subsequent Borrowing Date, as applicable, specifying its objection thereto.

ARTICLE VI

AFFIRMATIVE COVENANTS

Until the Commitments have expired or been terminated, the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, each of the Obligors (as applicable) covenants and agrees with the Lenders that:

Section 6.01. Financial Statements and Other Information. The Administrative Agent and each Lender will receive:

(a)          by April 10 of each year, (i) the audited balance sheet and related statements of operations, stockholders’ equity and cash flows of XL Group and its consolidated Subsidiaries as of the end of and for the immediately preceding fiscal year, setting forth in comparative form the figures for (or, in the case of the balance sheet, as of the end of) the previous fiscal year (if such figures were already produced for such corresponding period), reported on by independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such financial statements present fairly in all material respects the financial condition and results of operations of XL Group and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied (it being understood that delivery to the Lenders of XL Group’s Report on Form 10-K filed with the SEC shall satisfy the financial statement delivery requirements under this clause (i) so long as the financial information required to be contained in such report is substantially the same as the financial information required under this clause (i)); and (ii) the unaudited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows of the Borrower and its consolidated Subsidiaries as of the end of and for the immediately preceding fiscal year, setting forth in each case in comparative form the figures for (or, in the case of the balance sheet, as of the end of) the previous fiscal year (if such figures were already produced for such corresponding period), certified by a Financial Officer of the Borrower as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

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(b)          (i) by May 15 of each year, the balance sheet and related statements of operations and stockholders’ equity of each of XL Insurance (Bermuda), XL Re and XL Life (in each case, in the event consolidated financial statements are prepared in the ordinary course of business, prepared in a manner that consolidates the applicable consolidated Subsidiaries) as of the end of and for the immediately preceding year, setting forth in each case in comparative form the figures for (or, in the case of the balance sheet, as of the end of) the previous fiscal year (if such figures were already produced for such corresponding period), in each case audited and reported on by independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) in accordance with GAAP, Local GAAP, SAP or SFR, as the case may be, consistently applied; (ii) by June 15 of each year, the unaudited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows of XL America and its consolidated Subsidiaries as of the end of and for the immediately preceding fiscal year, setting forth in each case in comparative form the figures for (or, in the case of the balance sheet, as of the end of) the previous fiscal year (if such figures were already produced for such corresponding period), certified by a Financial Officer of XL America as presenting fairly in all material respects the financial condition and results of operations of XL America and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes; and (iii) by June 15 of each year, audited statutory financial statements for each Insurance Subsidiary of XL America as of the end of and for the immediately preceding fiscal year, in each case reported on by independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such audited financial statements present fairly in all material respects the financial condition and results of operations of such Insurance Subsidiary in accordance with SAP consistently applied;

(c)          within 60 days after the end of each of the first three fiscal quarters of each fiscal year of XL Group, (i) the unaudited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows of XL Group and its consolidated Subsidiaries as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for (or, in the case of the balance sheet, as of the end of) the corresponding period or periods of the previous fiscal year (if such figures were already produced for such corresponding period or periods), all certified by a Financial Officer of XL Group as presenting fairly in all material respects the financial condition and results of operations of XL Group and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes (it being understood that delivery to the Lenders of XL Group’s Report on Form 10-Q filed with the SEC shall satisfy the financial statement delivery requirements under this clause (i) so long as the financial information required to be contained in such report is substantially the same as the financial information required under this clause (i)); and (ii) an unaudited balance sheet and related statements of operations and stockholders’ equity of each of the Borrower, XL America, XL Insurance (Bermuda), XL Re and XL Life (in each case, in the event consolidated financial statements are prepared in the ordinary course of business, prepared in a manner that consolidates the applicable consolidated Subsidiaries) as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for (or, in the case of the balance sheet, as of the end of) the corresponding period or periods of the previous fiscal year (if such figures were already produced for such corresponding period or periods), all certified by a Financial Officer of the respective Obligor as presenting fairly in all material respects the financial condition and results of operations of such Obligor (or, if applicable, of such Obligor and its consolidated Subsidiaries on a consolidated basis) in accordance with GAAP, Local GAAP, SAP or SFR, as the case may be, consistently applied, subject to normal year- end audit adjustments and the absence of footnotes;

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(d)          concurrently with any delivery of financial statements under paragraph (a), (b) or (c) of this Section 6.01, a certificate signed on behalf of each Obligor by a Financial Officer (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 7.03, 7.05, 7.06 and 7.07 and (iii) stating whether any change in GAAP, Local GAAP, SAP or SFR or in the application thereof has occurred since the date of the financial statements referred to in Section 4.04 and, if any such change has occurred, specifying any material effect of such change on the financial statements accompanying such certificate;

(e)          promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by each Obligor or any of its respective Subsidiaries with the SEC, or any Governmental Authority succeeding to any or all of the functions of the SEC, or with any U.S. or other securities exchange, or distributed by such Obligor to its shareholders generally, as the case may be;

(f)          concurrently with any delivery of financial statements under paragraph (a), (b) or (c) of this Section 6.01, a certificate of a Financial Officer of XL Group, setting forth on a consolidated basis for XL Group and its consolidated Subsidiaries as of the end of the fiscal year or quarter to which such certificate relates (i) the aggregate book value of assets which are subject to Liens permitted under Section 7.03(f) and the aggregate book value of liabilities which are subject to Liens permitted under Section 7.03(f) (it being understood that the reports required by paragraphs (a), (b) and (c) of this Section 6.01 shall satisfy the requirement of this clause (i) of this paragraph (f) if such reports set forth separately, in accordance with GAAP, line items corresponding to such aggregate book values) and (ii) a calculation showing the portion of each of such aggregate amounts which portion is attributable to transactions among wholly-owned Subsidiaries of XL Group;

(g)          within 90 days after the end of each of the first three fiscal quarters of each fiscal year and within 135 days after the end of each fiscal year of XL Group (commencing with the fiscal year ending December 31, 2014), a statement of a Financial Officer of XL Group listing, as of the end of the immediately preceding fiscal quarter of XL Group, the amount of cash and the securities of XL Group and its Subsidiaries that have been posted as collateral under Section 7.03(d); and

(h)          promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of XL Group or any of its Subsidiaries, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request.

Section 6.02. Notices of Material Events. The Borrower will furnish to the Administrative Agent and each Lender prompt (within five Business Days) written notice of the following:

(a)          the occurrence of any Default; and

(b)          any event or condition constituting, or which could reasonably be expected to have a Material Adverse Effect.

Each notice delivered under this Section 6.02 shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken by the Borrower with respect thereto.

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Section 6.03. Preservation of Existence and Franchises. Each Obligor will, and will cause each of its Significant Subsidiaries to, maintain (a) its corporate existence and (b) its material rights and franchises in full force and effect in its jurisdiction of incorporation; provided that the foregoing shall not prohibit (x) any merger or consolidation permitted under Section 7.01 or (y) any Disposition permitted under Section 7.02(e). Each Obligor will, and will cause each of its Subsidiaries to, qualify and remain qualified as a foreign corporation in each jurisdiction in which failure to receive or retain such qualification would have a Material Adverse Effect.

Section 6.04. Insurance. Each Obligor will, and will cause each of its Significant Subsidiaries to, maintain with financially sound and reputable insurers, insurance with respect to its properties in such amounts as is customary in the case of corporations engaged in the same or similar businesses having similar properties similarly situated.

Section 6.05. Maintenance of Properties. Each Obligor will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition the properties now or hereafter owned, leased or otherwise possessed by and used or useful in its business and will make or cause to be made all needful and proper repairs, renewals, replacements and improvements thereto so that the business carried on in connection therewith may be properly conducted at all times except if the failure to do so would not have a Material Adverse Effect, provided, however, that the foregoing shall not impose on such Obligor or any Subsidiary of such Obligor any obligation in respect of any property leased by such Obligor or such Subsidiary in addition to such Obligor’s obligations under the applicable document creating such Obligor’s or such Subsidiary’s lease or tenancy.

Section 6.06. Payment of Taxes and Other Potential Charges and Priority Claims; Payment of Other Current Liabilities. Each Obligor will, and will cause each of its Subsidiaries to, pay or discharge:

(a)          on or prior to the date on which penalties attach thereto, all taxes, assessments and other governmental charges or levies imposed upon it or any of its properties or income;

(b)          on or prior to the date when due, all lawful claims of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons which, if unpaid, might result in the creation of a Lien upon any such property; and

(c)          on or prior to the date when due, all other lawful claims which, if unpaid, might result in the creation of a Lien upon any such property (other than Liens not forbidden by Section 7.03) or which, if unpaid, might give rise to a claim entitled to priority over general creditors of such Obligor or such Subsidiary in any proceeding under the Bermuda Companies Law, or Bermuda Insurance Law, or any insolvency proceeding, liquidation, receivership, rehabilitation, dissolution or winding-up involving such Obligor or such Subsidiary;

provided that unless and until foreclosure, distraint, levy, sale or similar proceedings shall have been commenced, such Obligor or such Subsidiary need not pay or discharge any such tax, assessment, charge, levy or claim (i) so long as the validity thereof is contested in good faith and by appropriate proceedings diligently conducted and so long as such reserves or other appropriate provisions as may be required by GAAP, Local GAAP, SAP or SFR, as the case may be, shall have been made therefor or (ii) so long as such failure to pay or discharge would not have a Material Adverse Effect.

Section 6.07. Financial Accounting Practices. Each Obligor will, and will cause each of its consolidated Subsidiaries to, make and keep books, records and accounts which, in reasonable detail, accurately and fairly reflect its transactions and dispositions of its assets and maintain a system of internal accounting controls sufficient to provide reasonable assurances that transactions are recorded as necessary to permit preparation of financial statements required under Section 6.01 in conformity with GAAP, Local GAAP, SAP and SFR, as applicable, and to maintain accountability for assets.

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Section 6.08. Compliance with Applicable Laws. Each Obligor will, and will cause each of its Subsidiaries to, comply with all applicable Laws (including but not limited to the Bermuda Companies Law or Bermuda Insurance Law) in all respects; provided that such Obligor or any Subsidiary of such Obligor will not be deemed to be in violation of this Section 6.08 as a result of any failure to comply with any such Law which would not (i) result in fines, penalties, injunctive relief or other civil or criminal liabilities which, in the aggregate, would have a Material Adverse Effect or (ii) otherwise impair the ability of such Obligor to perform its obligations under this Agreement.

Section 6.09. Use of Loan Proceeds. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the regulations of the Board, including Regulation U. The Borrower will use the proceeds of the Loans to finance the Acquisition and to pay fees and expenses in connection therewith.

Section 6.10. Continuation of and Change in Businesses. The Obligors and their respective Significant Subsidiaries, taken as a whole, will continue to engage in substantially the same business or businesses they engaged in (or propose to engage in) on the date of this Agreement and businesses related or incidental thereto; provided that the foregoing shall not prohibit any Disposition permitted under Section 7.02(e).

Section 6.11. Visitation. Each Obligor will permit such Persons as any Lender may reasonably designate to visit and inspect any of the properties (including books and records) of such Obligor to discuss its affairs with its financial management, and provide such other information relating to the business and financial condition of such Obligor at such times as such Lender may reasonably request. Each Obligor hereby authorizes its financial management to discuss with any Lender the affairs of such Obligor.

Section 6.12. Anti-Corruption Laws; OFAC. (a) Each of the Obligors and its Subsidiaries have instituted and will maintain policies, procedures and a system of internal controls reasonably designed to promote and achieve compliance with all applicable Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws.

(b)          The Borrower will not request any Borrowing, and shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use (it being understood that no Obligor, its Subsidiaries nor any of the other foregoing persons control how an ultimate recipient (with whom none of them are affiliated) may use the proceeds of a Borrowing which it may receive indirectly), either directly or indirectly, the proceeds of any Borrowing (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of financing any activities or business of or with any Person that at such time is a Sanctioned Person, with or in any country or territory to the extent that such country or territory is a Sanctioned Country, or in any other manner that reasonably would be expected to result in the Borrower, such Subsidiary or the Lenders being in breach of applicable Sanctions and (iii) in any way that would violate Anti-Money Laundering Laws.

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Section 6.13. Acquisition and Related Matters. (a) XL Group will (or will cause its relevant Subsidiaries to):

(i)          comply in all material respects with the Takeover Code, the Bermuda Companies Law and any other applicable laws and regulations relevant in the context of the Offer or, as the case may be, the Scheme/Merger Transaction or the Bermuda Merger;

(ii)         [RESERVED];

(iii)        promptly supply to the Joint Lead Arrangers, in each case, to the extent it is entitled to receive and does receive or itself produces the same and subject to any confidentiality or other obligations to which XL Group or any of its Subsidiaries is subject and (having taken commercially reasonable steps) cannot disapply in respect of that information:

(A)         a copy of the Scheme Notice and each other Scheme/Merger Document not previously provided, the Bermuda Merger Notice and the Offer Documents, in each case, after its posting to the shareholders of the Target;

(B)         copies of all other documents, certificates, notices or announcements sent to the shareholders of the Target or XL Group or otherwise issued in accordance with the Takeover Code in relation to the Scheme/Merger Transaction, the Bermuda Merger or the Offer to the extent it could reasonably be considered to be material to the interests of the Lenders;

(C)         details of the date of purchase, price, period and number of all Target’s Equity Interests purchased by XL Group or its Subsidiaries other than pursuant to the Scheme/Merger Transaction, the Bermuda Merger or the Offer;

(D)         any other information regarding the progress of the Scheme/Merger Transaction, the Bermuda Merger or the Offer as the Joint Lead Arrangers may reasonably request (including, without limitation, promptly upon request, reasonable details as to the current level of acceptances of the Scheme or the Offer) and, if applicable, any irrevocable undertakings received in respect of the Scheme or the Offer; and

(E)         a copy of the Receiving Agent Letter, if applicable;

(iv)        no later than the date that the Offer Document, if applicable, is issued, appoint a Receiving Agent; and

(v)         promptly following its issuance, supply to the Joint Lead Arrangers a copy of the Scheme/Merger Press Release, the Bermuda Merger Press Release and the Offer Press Release (where applicable) and ensure that the description of the financing arrangements contained in any such Press Release are in the form delivered pursuant to Section 5.01(b) (unless the Joint Lead Arrangers have consented in writing to any changes thereto).

(b)          XL Group will not (nor will it permit any of its relevant Subsidiaries to):

(i)          take or permit to be taken any step as a result of which XL Group or any of its Subsidiaries is obliged to make a mandatory offer under the Target Bye-Laws or under Rule 9 of the Takeover Code;

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(ii)         in the case of an Offer, declare the Offer unconditional as to acceptances until it has received valid acceptances (which have not been validly withdrawn) from shareholders of the Target whose Equity Interests (excluding Equity Interests of the Target held by the Borrower and its Concert Parties) would, following acquisition of those Equity Interests, represent not less than 90 percent of the Equity Interests of the Target to which the Offer relates (or such other minimum percentage as the Borrower may determine (with prompt notification thereof to the Administrative Agent) but representing, in the aggregate (and together with Equity Interests of the Target held by the Borrower and its Concert Parties), not less than 75 percent of the voting rights carried by the Equity Interests of the Target);

(iii)        waive, supplement, amend, vary or decide not to enforce any term or condition of the Scheme/Merger Transaction, the Bermuda Merger or the Offer (or the Scheme/Merger Documents, the Bermuda Merger Documents or the Offer Documents) (x) in the case of an Offer, as a result of which the Offer would not be conditional on acceptances such that it would (excluding Equity Interests of the Target held by the Borrower and its Concert Parties) hold not less than 90 percent of the Equity Interests of the Target to which the Offer relates (or such other minimum percentage as the Borrower may determine (with prompt notification thereof to the Administrative Agent) but representing, in the aggregate (and together with Equity Interests of the Target held by the Borrower and its Concert Parties), not less than 75 percent of the voting rights carried by the Equity Interests of the Target) or (y) relating to competition/regulatory approvals, unless required to do so in accordance with the Target Bye-Laws, a court of competent jurisdiction or any other regulatory body, or by any other applicable law or regulation or where to do so would not be materially adverse to the interests of the Lenders or the Joint Lead Arrangers;

(iv)        except in the case where it has elected to procure termination of the Scheme/Merger Transaction and commencement of an Offer or a Bermuda Merger as referred to in Section 6.14, waive, supplement, amend, vary or decide not to enforce any other material term or condition of the Scheme/Merger Transaction, the Bermuda Merger or the Offer (or the Scheme/Merger Documents, the Bermuda Merger Documents or the Offer Documents), unless required to do so in accordance with the Takeover Code, a court of competent jurisdiction or any other regulatory body, or by any other applicable law or regulation or where to do so would not be materially adverse to the interests of the Lenders or the Joint Lead Arrangers within the meaning of Section 5.02(c);

(v)         except as required in accordance with the Target Bye-Laws, the Takeover Code, a court of competent jurisdiction or any other regulatory body, treat as satisfied any condition to the Offer the satisfaction of which involves an assessment regarding the acceptability or otherwise to XL Group or any of its Subsidiaries of conditions imposed by any regulatory authority and where to do so would be materially adverse to the interests of the Lenders or the Joint Lead Arrangers;

(vi)        without the consent of the Joint Lead Arrangers issue any press release or make any statement or announcement which makes reference to the Loans or to the Administrative Agent, the Joint Lead Arrangers or the Lenders, unless required by law or regulation or the Target Bye-Laws or the Takeover Code or by any other regulatory body or court of competent jurisdiction (in each case, in which case the Borrower shall notify the Joint Lead Arrangers as soon as practicable upon becoming aware of the requirement) (other than the Scheme/Merger Press Release, the Bermuda Merger Press Release the Offer Press Release or any updated or amended press release approved by the Joint Lead Arrangers or any press release, statement or announcement whose reference to the Loans or to the Administrative Agent, the Joint Lead Arrangers or the Lenders is identical in substance to any reference previously approved by the Joint Lead Arrangers); nor

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(vii)       change the purchase consideration with respect to the Scheme/Merger Transaction, the Bermuda Merger or the Offer by more than 10% (and otherwise in accordance with Section 5.02(c)) unless the Joint Lead Arrangers have provided their prior written consent with respect thereto.

(c)          If it becomes aware of a circumstance or event which if not waived, would entitle XL Group or AcquisitionCo (with any requisite consent, if needed pursuant to the Target Bye-Laws or the Takeover Code), or by law or regulation or a court of competent jurisdiction) to terminate the Scheme/Merger Transaction or the Bermuda Merger or to lapse or withdraw the Offer, it shall promptly notify the Joint Lead Arrangers.

Section 6.14. Conversion from Scheme/Merger Transaction to Offer or Bermuda Merger. (a) XL Group may elect to procure the termination of the Scheme/Merger Transaction by AcquisitionCo and may commence the Offer or the Bermuda Merger (in which case all the provisions of this Agreement relating to the Offer or the Bermuda Merger, as the case may be, will apply) if:

(i)          the Offer or the Bermuda Merger, as the case may be, is on substantially the terms set out in the Implementation Agreement and the Scheme/Merger Press Release (save only for any changes necessary to reflect the fact that the Acquisition will be completed by way of the Offer or the Bermuda Merger, as the case may be, rather than by way of the Scheme and the Merger);

(ii)         [RESERVED];

(iii)        in the case of an Offer, the acceptance condition provides that in order to satisfy such condition the Borrower must receive valid acceptances in respect of the Target’s Equity Interests such that following acquisition of those Equity Interests it would (excluding Equity Interests of the Target held by the Borrower and its Concert Parties) hold not less than 90 percent of the Equity Interests of the Target to which the Offer relates (or such other minimum percentage as the Borrower may determine but representing, in the aggregate (and together with Equity Interests of the Target held by the Borrower and its Concert Parties), not less than 75 percent of the voting rights carried by the Equity Interests of the Target); and

(iv)        copies of the Offer Press Release and the Receiving Agent’s Letter, or in the case of the Bermuda Merger, the Bermuda Merger Press Release, have been delivered to the Administrative Agent.

(b)          If the Acquisition is completed pursuant to an Offer, then XL Group shall, or shall cause its appropriate Subsidiary to, commence, in accordance with the Bermuda Companies Law, a compulsory acquisition provided for by the Bermuda Companies Law or any other transaction (including by way of merger) for the purpose of XL Group or its Subsidiaries acquiring in accordance with the Bermuda Companies Law any Equity Interests of the Target to which the Offer related not acquired pursuant to the Offer as promptly as practicable following the Closing Date (the “Second-Step Acquisition”).

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ARTICLE VII

NEGATIVE COVENANTS

Until the Commitments have expired or been terminated, the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, each of the Obligors (as applicable) covenants and agrees with the Lenders that:

Section 7.01. Mergers.

(a)          No Obligor will merge with or into or consolidate with any other Person, except that if no Default shall occur and be continuing or shall exist at the time of such merger or consolidation or immediately thereafter and after giving effect thereto (i) any Obligor may merge or consolidate with any other corporation, including a Subsidiary, if such Obligor shall be the surviving corporation, (ii) XL Group may merge with or into or consolidate with any other Person in a transaction that does not result in a reclassification, conversion, exchange or cancellation of the outstanding shares of capital stock of XL Group (other than the cancellation of any outstanding shares of capital stock of XL Group held by the Person with whom it merges or consolidates), (iii) any Obligor may enter into a merger or consolidation which is effected solely to change the jurisdiction of incorporation of such Obligor and results in a reclassification, conversion or exchange of outstanding shares of capital stock of such Obligor solely into shares of capital stock of the surviving entity and (iv) any Obligor (other than the Borrower and XL Group) may merge or consolidate with any other Obligor.

(b)          During the Certain Funds Period, no Obligor will dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (upon voluntary liquidation or otherwise) to or in favor of any Person, except any such disposition (other than by XL Group or the Borrower) permitted by Section 7.02.

Section 7.02. Dispositions. No Obligor will, nor will it permit any of its Significant Subsidiaries to, sell, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily (any of the foregoing being referred to in this Section 7.02 as a “Disposition” and any series of related Dispositions constituting but a single Disposition), any of its properties or assets, tangible or intangible (including but not limited to sale, assignment, discount or other disposition of accounts, contract rights, chattel paper or general intangibles with or without recourse), except:

(a)          Dispositions in the ordinary course of business involving (i) current assets or other invested assets classified on such Obligor’s or its Subsidiaries’ balance sheet as available for sale or as a trading account, (ii) investments in affiliates (which are not Subsidiaries) such as closed end funds, limited partnerships, limited liability companies and similar investment vehicles, including funds managed by investment manager affiliates, that are accounted for under the equity method of accounting or (iii) equity interests in investment funds and limited partnerships and unrated tranches of collateralized debt obligations for which an Obligor or its Subsidiary does not have sufficient rights of ownership to follow the equity method of accounting and other investments that may be classified as “Other Investments” on the balance sheet of XL Group and its consolidated Subsidiaries;

(b)          sales, conveyances, assignments or other transfers or dispositions in immediate exchange for cash or tangible assets, provided that any such sales, conveyances or transfers shall not individually, or in the aggregate for the Obligors and their respective Subsidiaries (taken together with any other Dispositions previously made pursuant to this Section 7.02(b)), exceed 10% of Consolidated Total Assets at the time of the making of such Disposition;

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(c)          Dispositions of equipment or other property which is obsolete or no longer used or useful in the conduct of the business of such Obligor or its Subsidiaries;

(d)          Dispositions from an Obligor or a wholly-owned Subsidiary to any other Obligor or wholly-owned Subsidiary; or

(e)          the Disposition of all or any portion of the life reinsurance operations (the “Life Operations”) conducted directly or indirectly by any Obligor (including through the Disposition of a Subsidiary that conducts Life Operations).

Section 7.03.         Liens. No Obligor will, nor will it permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or assets, tangible or intangible, now owned or hereafter acquired by it, except:

(a)          Liens securing Indebtedness incurred under the Existing Secured Credit Agreement or otherwise granted under the security documents described therein (including extensions, renewals and replacements thereof);

(b)          Liens listed on Part B of Schedule III existing on the date hereof or, as expressly specified therein, incurred after the date hereof (and extension, renewal and replacement Liens upon the same property, provided that the principal amount secured by each Lien constituting such an extension, renewal or replacement Lien shall not exceed the amount secured by the Lien theretofore existing);

(c)          Liens securing Indebtedness permitted by Section 7.07(d) covering assets whose market value is not materially greater than the amount of the Indebtedness secured thereby plus a commercially reasonable margin;

(d)          Liens on cash and securities of an Obligor or any of its Subsidiaries incurred as part of treasury management or the management of its investment portfolio including, but not limited to, (i) any custody, investment management or other service provider arrangements or (ii) pursuant to any International Swaps and Derivatives Association, Inc. (“ISDA”) documentation or any Specified Transaction Agreement in accordance with XL Group’s Statement of Investment Policy Objectives and Guidelines as in effect as of the date of entry into the ISDA or Specified Transaction Agreement or as it may be changed from time to time by a resolution duly adopted by the board of directors of the XL Group (or any committee thereof);

(e)          Liens on cash and securities not to exceed $1,250,000,000 in the aggregate securing obligations of an Obligor or any of its Subsidiaries arising under any ISDA documentation or any other Specified Transaction Agreement (it being understood that in no event shall this clause (e) preclude any Person (other than any Subsidiary of XL Group) in which XL Group or any of its Subsidiaries shall invest (each an “Investee”) from granting Liens on such Person’s assets to secure hedging obligations of such Person, so long as such obligations are non-recourse to XL Group or any of its Subsidiaries (other than any Investees)), provided that, for purposes of determining the aggregate amount of cash and/or securities subject to such Liens under this clause (e), the aggregate amount of cash and/or securities on which the any Obligor or any Subsidiary shall have granted Liens in favor of the counterparties of such Obligor or such Subsidiary at any time shall be netted against the aggregate amount of cash and/or securities on which such counterparties shall have granted Liens in favor of such Obligor or such Subsidiary, as the case may be, at such time, so long as the relevant agreements between such Obligor or such Subsidiary, as the case may be, provide for the netting of their respective obligations thereunder;

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(f)           Liens on (i) assets received, and on actual or imputed investment income on such assets received incurred as part of its business including activities utilizing ISDA documentation or any Specified Transaction Agreement relating and identified to specific insurance payment liabilities or to liabilities arising in the ordinary course of any Obligor’s or any of their respective Subsidiaries’ businesses as insurance or reinsurance companies (including GICs and Stable Value Instruments) or corporate members of The Council of Lloyd’s or as providers of financial or investment services or contracts, or the proceeds thereof (including GICs and Stable Value Instruments), in each case held in a segregated trust, trust or other account and securing such liabilities, (ii) assets securing Exempt Indebtedness of any Person (other than XL Group or any of its Affiliates) in the event such Exempt Indebtedness is consolidated on the consolidated balance sheet of XL Group and its consolidated Subsidiaries in accordance with GAAP or (iii) any other assets subject to any trust or other account arising out of or as a result of contractual, regulatory or any other requirements; provided that in no case shall any such Lien secure Indebtedness and any Lien which secures Indebtedness shall not be permitted under this clause (f);

(g)          Liens arising from taxes, assessments, charges, levies or claims described in Section 6.06 that are not yet due or that remain payable without penalty or to the extent permitted to remain unpaid under the provision of Section 6.06;

(h)          Liens on property securing all or part of the purchase price thereof and Liens (whether or not assumed) existing on property at the time of purchase thereof by any Obligor or any of its Subsidiaries (and extension, renewal and replacement Liens upon the same property); provided (i) each such Lien is confined solely to the property so purchased, improvements thereto and proceeds thereof, and (ii) the aggregate amount of the obligations secured by all such Liens on any particular property at any time purchased by such Obligor or such Subsidiary, as applicable, shall not exceed 100% of the lesser of the fair market value of such property at such time or the actual purchase price of such property;

(i)           Liens existing on property of a Person immediately prior to its being consolidated with or merged into any Obligor or any of their Subsidiaries or its becoming a Subsidiary, and Liens existing on any property acquired by any Obligor or any of their Subsidiaries at the time such property is so acquired (whether or not the Indebtedness secured thereby shall have been assumed) (and extension, renewal and replacement Liens upon the same property, provided that the amount secured by each Lien constituting such an extension, renewal or replacement Lien shall not exceed the amount secured by the Lien theretofore existing), provided further that (i) no such Lien shall have been created or assumed in contemplation of such consolidation or merger or such Person’s becoming a Subsidiary or such acquisition of property and (ii) each such Lien shall extend solely to the item or items of property so acquired and, if required by terms of the instrument originally creating such Lien, other property which is an improvement to or is acquired for specific use in connection with such acquired property;

(j)           zoning restrictions, easements, minor restrictions on the use of real property, minor irregularities in title thereto and other minor Liens that do not in the aggregate materially detract from the value of a property or asset to, or materially impair its use in the business of, such Obligor or any such Subsidiary;

(k)          statutory and common law Liens of materialmen, mechanics, carriers, warehousemen and landlords and other similar Liens arising in the ordinary course of business;

(l)           Liens incurred in connection with the bonding of any judgment; and

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(m)          Liens created pursuant to the second and third to last paragraphs of Article VIII of the Existing Unsecured Credit Agreement.

For the avoidance of doubt, any obligation imposed pursuant to Section 430(k) of the Code or Sections 303(k) or 4068 of ERISA shall not be permitted hereunder.

Section 7.04.         Transactions with Affiliates. No Obligor will, nor will it permit any of its Significant Subsidiaries to, enter into or carry out any transaction with (including purchase or lease property or services to, loan or advance to or enter into, suffer to remain in existence or amend any contract, agreement or arrangement with) any Affiliate of such Obligor, or directly or indirectly agree to do any of the foregoing, except (i) transactions involving guarantees or co-obligors with respect to any Indebtedness described in Part A of Schedule III, (ii) transactions among Obligors and their wholly-owned Subsidiaries, (iii) transactions with Affiliates in good faith in the ordinary course of the such Obligor’s business consistent with past practice and on terms no less favorable to such Obligor or any Subsidiary than those that could have been obtained in a comparable transaction on an arm’s length basis from an unrelated Person and (iv) transactions permitted by Sections 7.01 and 7.07.

Section 7.05.         Ratio of Total Funded Debt to Total Capitalization. XL Group will not permit at any time its ratio of (a) Total Funded Debt to (b) the sum of Total Funded Debt plus Consolidated Net Worth to be greater than 0.35:1.00.

Section 7.06.         Consolidated Net Worth. XL Group will not permit at any time its Consolidated Net Worth to be less than the sum of (a) $6,569,000,000 plus (b) 25% of consolidated net income (if positive) of XL Group and its Subsidiaries for each fiscal quarter ending after June 30, 2013.

Section 7.07.         Indebtedness. No Obligor will, nor will it permit any of its Subsidiaries to, at any time create, incur, assume or permit to exist any Indebtedness, or agree, become or remain liable (contingent or otherwise) to do any of the foregoing, except:

(a)          Indebtedness created hereunder;

(b)          Indebtedness incurred under the Existing Credit Agreements;

(c)          other Indebtedness described in Part A of Schedule III existing on the date hereof or, as expressly specified therein, incurred after the date hereof and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof;

(d)          other secured Indebtedness (including secured reimbursement obligations with respect to letters of credit) of any Obligor or any Subsidiary in an aggregate principal amount (for all Obligors and their respective Subsidiaries) not exceeding 20% of Consolidated Net Worth at the time of incurrence;

(e)          Indebtedness incurred in transactions described in Section 7.03(d) and (e);

(f)          Indebtedness consisting of accounts or claims payable and accrued and deferred compensation (including options) incurred in the ordinary course of business by the any Obligor or any Subsidiary; and

(g)          other unsecured Indebtedness, so long as upon the incurrence thereof no Default would occur or exist.

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Section 7.08.         Financial Strength Ratings. None of XL Insurance (Bermuda), XL Re and XL Re Europe will permit at any time its financial strength ratings to be less than “A-” from A.M. Best & Co. (or its successor), except (i) as a result of a merger permitted by Section 7.01 where the surviving corporation has a financial strength rating not less than “A-” from A.M. Best & Co. (or its successor) or (ii) in the event that A.M. Best & Co (or its successor) in its discretion ceases to rate such company.

Section 7.09.         Private Act. No Obligor nor any of its Subsidiaries will become subject to a Private Act other than the X.L. Insurance Company, Ltd. Act, 1989 and the XL Life Ltd Amendment and Consolidation Act 2001.

ARTICLE VIII

EVENTS OF DEFAULT

If any of the following events (“Events of Default”) shall occur:

(a)          the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)          the Borrower shall fail to pay any interest on any Loan or any fee payable under this Agreement or any other amount (other than an amount referred to in clause (a) of this Article VIII) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of 5 or more days;

(c)          any representation or warranty made or deemed made by any Obligor in or in connection with this Agreement or any amendment or modification hereof, or in any certificate or financial statement furnished pursuant to the provisions hereof, shall prove to have been false or misleading in any material respect as of the time made (or deemed made) or furnished;

(d)          any Obligor shall fail to observe or perform any covenant, condition or agreement contained in Sections 6.03 (with respect to XL Group or the Borrower), 6.09, 6.12(b), 6.13, 6.14 or Article VII;

(e)          any Obligor shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b), (c) or (d) of this Article VIII), and such failure shall continue unremedied for a period of 30 or more days after notice thereof from the Administrative Agent (given at the request of any Lender) to such Obligor;

(f)          any Obligor or any of its Subsidiaries shall default (i) in any payment of principal of or interest on any other obligation for borrowed money in principal amount of $50,000,000 or more, or any payment of any principal amount of $50,000,000 or more under Hedging Agreements, in each case beyond any period of grace provided with respect thereto, or (ii) in the performance of any other agreement, term or condition contained in any such agreement (other than Hedging Agreements) under which any such obligation in principal amount of $50,000,000 or more is created, if the effect of such default is to cause or permit the holder or holders of such obligation (or trustee on behalf of such holder or holders) to cause such obligation to become due prior to its stated maturity or to terminate its commitment under such agreement, provided that this clause (f) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

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(g)          a decree or order by a court having jurisdiction in the premises shall have been entered adjudging any Obligor or Applicable Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of such Obligor under the Bermuda Companies Law or the Companies Law (2013 Revision) of the Cayman Islands or any other similar applicable Law, and such decree or order shall have continued undischarged or unstayed for a period of 60 days; or a decree or order of a court having jurisdiction in the premises for the appointment of an examiner, receiver or liquidator or trustee or assignee in bankruptcy or insolvency of such Obligor or Applicable Subsidiary or a substantial part of its property, or for the winding up or liquidation of its affairs, shall have been entered, and such decree or order shall have continued undischarged and unstayed for a period of 60 days;

(h)          any Obligor or Applicable Subsidiary shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under the Bermuda Companies Law or the Companies Law (2013 Revision) of the Cayman Islands or any other similar applicable Law, or shall consent to the filing of any such petition, or shall consent to the appointment of an examiner, receiver or liquidator or trustee or assignee in bankruptcy or insolvency of it or a substantial part of its property, or shall make an assignment for the benefit of creditors, or shall generally not pay its debts as such debts become due or admit in writing its inability to pay its debts generally as they become due, or corporate or other action shall be taken by such Obligor or Applicable Subsidiary in furtherance of any of the aforesaid purposes;

(i)           one or more judgments for the payment of money in an aggregate amount in excess of $100,000,000 shall be rendered against XL Group or any of its Subsidiaries or any combination thereof and the same shall not have been vacated, discharged, stayed (whether by appeal or otherwise) or bonded pending appeal within 90 days from the entry thereof;

(j)           an ERISA Event (or similar event with respect to any Non-U.S. Benefit Plan) shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events and such similar events that have occurred, could reasonably be expected to result in liability of the Obligors and their Subsidiaries in an aggregate amount exceeding $100,000,000;

(k)          a Change in Control shall occur;

(l)           XL Group shall cease to own, beneficially and of record, directly or indirectly, all of the outstanding voting shares of capital stock of the Borrower, XL Re or XL America; or

(m)         the guarantee contained in Article III shall terminate or cease, in whole or material part, to be a legally valid and binding obligation of each Guarantor (other than as a result of a Disposition of a Guarantor under Section 7.02(e)) or any Guarantor or any Person acting for or on behalf of any of such parties shall contest such validity or binding nature of such guarantee itself or the Transactions, or any such Person shall assert any of the foregoing;

then (subject to Section 5.04), and in every such event (other than an event with respect to XL Group or the Borrower described in clause (g) or (h) of this Article VIII), the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, (i) at any time prior to the Closing Date during which an Event of Default pursuant to clause (a) of this Article VIII is continuing, declare the Commitments to be terminated, whereupon the same shall forthwith terminate and (ii) at any time following the Closing Date during which an Event of Default is continuing, declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that in case of any event with respect to XL Group or the Borrower described in clause (g) or (h) of this Article VIII, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

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Notwithstanding anything in this Agreement to the contrary, for a period commencing on the Closing Date and ending on the date falling 120 days after the Closing Date (the “Clean-up Date”), notwithstanding any other provision of any Credit Document, any breach of covenants, misrepresentation or other Default (other than a breach of or Default with respect to Section 7.05 or 7.06), which arises only with respect to the Acquired Business will be deemed not to be a breach of representation or warranty, a breach of covenant or an Event of Default, as the case may be, if:

(i) it is capable of remedy prior to the Clean-up Date and reasonable steps are being taken to remedy it;

(ii) the circumstances giving rise to it have not knowingly been procured by or approved by XL Group or its Subsidiaries (other than the Acquired Business); and

(iii) it has not had, and is not reasonably likely to have, a Material Adverse Effect on XL Group and its Subsidiaries, on a consolidated basis.

If the relevant circumstances are continuing on or after the Clean-up Date, there shall be a breach of representation or warranty, breach of covenant or Event of Default, as the case may be, notwithstanding the above.

ARTICLE IX

THE ADMINISTRATIVE AGENT

Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof and under the other Credit Documents together with such actions and powers as are reasonably incidental thereto.

The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with any Obligor or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

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The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing by the Required Lenders, and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Obligor or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by any Obligor or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article V or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Obligors), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

The Administrative Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent’s resignation shall nonetheless become effective and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and (2) the Required Lenders shall perform the duties of the Administrative Agent (and all payments and communications provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly) until such time as the Required Lenders appoint a successor agent as provided for above in this paragraph. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder (if not already discharged therefrom as provided above in this paragraph). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article IX and Section 10.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

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Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

Notwithstanding anything herein to the contrary, the Joint Lead Arrangers shall not have any duties or liabilities under this Agreement, except in their capacity, if any, as Lenders.

ARTICLE X

MISCELLANEOUS

Section 10.01.       Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy or email, as follows:

(a)          if to the Borrower, to XLIT Ltd., One Bermudiana Road, Hamilton HM 08 Bermuda, Attention of Timothy Goodyer (email address timothy.goodyer@xlgroup.com); with a copy to XL Group plc, 100 Washington Boulevard, 6th Floor, Stamford, CT 06902, Attention of Kirstin Gould, Esq. and email address kirstin.gould@xlgroup.com;

(b)          if to the Administrative Agent, to Morgan Stanley Senior Funding, Inc. at 1585 Broadway, New York, New York 10036, Attention of Morgan Stanley Agency (Telecopy No. (212) 507-6680) and email address AGENCY.BORROWERS@morganstanley.com; and

(c)          if to a Lender, to it at its address (or telecopy number or email address) set forth in its Administrative Questionnaire (a copy of which such Administrative Questionnaire shall be delivered to the Borrower).

Any party hereto may change its address, telecopy number or email address for notices and other communications hereunder by notice to the other parties hereto (or, in the case of any such change by a Lender, by notice to the Borrower and the Administrative Agent). All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Without limiting the foregoing, the Borrower may furnish to the Administrative Agent and the Lenders the financial statements required to be furnished by it pursuant to Section 6.01(a), 6.01(b) or 6.01(c) by electronic communications pursuant to procedures approved by the Administrative Agent.

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Section 10.02.       Waivers; Amendments.

(a)          No Deemed Waivers; Remedies Cumulative. No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 10.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

(b)          Amendments. Neither this Agreement nor any provision hereof may be waived, amended or modified except in writing signed by the Obligors and the Required Lenders or by the Obligors and the Administrative Agent with the consent of the Required Lenders; provided that no such writing shall:

(i)           increase the Commitment of any Lender without the written consent of such Lender,

(ii)          reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees or other amounts payable hereunder, without the written consent of each Lender directly affected thereby,

(iii)         postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby,

(iv)         change Section 2.14(c) or 2.14(d) without the consent of each Lender directly affected thereby,

(v)          release any of the Guarantors from any of their guarantee obligations under Article III (other than as a result of a Disposition of a Guarantor under Section 7.02(e)) without the written consent of each Lender, and

(vi)         change any of the provisions of this Section 10.02 or the percentage in the definition of the term “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

and provided further that no such writing shall amend, modify or otherwise affect the rights or duties of the Administrative Agent without the prior written consent of the Administrative Agent.

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Notwithstanding the foregoing, in the event that the terms of this Agreement are required to be modified as specified in the applicable provisions of the Fee and Syndication Letter, then this Agreement may be amended (to the extent not adverse to the interests of the Lenders and to the extent that such amendments are not (x) to the definitions of Certain Funds Period, Major Covenant, Major Default, Major Representation or Mandatory Cancellation Event (or any Section or definition referred to therein or any Section including any of those terms, or cross-references to any of the Sections referred to in this Section to the extent modifying the conditionality or availability of the Loan in a manner adverse to the Borrower), (y) to Article V (Conditions), Section 10.02 (Waivers; Amendments) or Section 10.04 (Successors and Assigns), or (z) such that they would otherwise impair the availability of the Loan during the Certain Funds Period or would otherwise conflict with restrictions set out in Section 5.04 (Actions During Certain Funds Period)) by the Administrative Agent and the Borrower without the need to obtain the consent of any Lender or any other Obligor; provided however, that if the Borrower shall fail to execute any amendment that the Joint Lead Arrangers reasonably determine is necessary to effect the changes contemplated by the Fee and Syndication Letter within three Business Days from the date of delivery to the Borrower of a draft thereof, then the Administrative Agent is and shall be authorized to execute such amendment on behalf of the Borrower and such amendment shall become effective without further action by any Person. In furtherance of the foregoing, each of the Borrower and the Administrative Agent agree that it will enter into any amendment to this Agreement requested by either Joint Lead Arranger that is required under the terms of the Fee and Syndication Letter.

Section 10.03.         Expenses; Indemnity; Damage Waiver.

(a)          Costs and Expenses. The Borrower agrees to pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Joint Lead Arrangers and their respective Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement, the Fee Letters or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, either Joint Lead Arranger or any Lender, including the fees, charges and disbursements of one legal counsel for the Administrative Agent and one legal counsel for the Lenders and, if necessary, one firm of local counsel in each appropriate jurisdiction outside of the United States, in connection with the enforcement or protection of its rights in connection with this Agreement and the Fee Letters, including its rights under this Section 10.03, or in connection with the Loans made hereunder, including in connection with any workout, restructuring or negotiations in respect thereof.

(b)          Indemnification by the Borrower. The Borrower agrees to indemnify the Administrative Agent, each Joint Lead Arranger and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related reasonable and documented expenses, including the fees, charges and disbursements of any counsel for any Indemnitee (but not including Excluded Taxes), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any Fee Letter or any agreement or instrument contemplated hereby, the performance by the parties hereto and thereto of their respective obligations hereunder and thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or the use of the proceeds thereof, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto and regardless of whether brought by the Borrower, any of its shareholders, an indemnified person or any other person; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses result from or arise out of the gross negligence or willful misconduct of such Indemnitee, in each case, as determined in a final non-appealable judgment by a court of competent jurisdiction.

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(c)          Reimbursement by Lenders. To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent under paragraph (a) or (b) of this Section 10.03, each Lender severally agrees to pay to the Administrative Agent such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such.

(d)          Waiver of Consequential Damages, Etc. To the extent permitted by applicable law, the Borrower shall not assert, and the Borrower hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof. No Indemnitee referred to in paragraph (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby, unless such damages are directly caused by the bad faith, gross negligence or willful misconduct of such Indemnitee as determined by a court of competent jurisdiction by final non-appealable judgment.

(e)          Payments. All amounts due under this Section 10.03 shall be payable promptly after written demand therefor.

Section 10.04.         Successors and Assigns.

(a)          Assignments Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) no Obligor may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Obligor without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 10.04. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section 10.04) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)          Assignments by Lenders. (i) Subject to the conditions set forth in paragraph (b)(ii) of this Section 10.04, any Lender may assign all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) to one or more Eligible Assignees with the prior written consent of:

(A)         the Borrower (such consent not to be unreasonably withheld after expiration of the Certain Funds Period, it being understood that prior thereto the Borrower may withhold its consent in its discretion), provided that no consent of the Borrower shall be required for an assignment to (x) (i) a Lender, (ii) an Affiliate of a Lender or (iii) (following the Certain Funds Period) a Related Fund of a Lender, (y) to the extent such consent is not required or is deemed provided pursuant to the syndication provisions of the Fee and Syndication Letter or (z) if a Major Default has occurred and is continuing, any other assignee; and provided further that the Borrower shall be deemed to have consented to any such assignment unless the Borrower shall object thereto by written notice to the Administrative Agent within 15 Business Days after having received a written request for such consent; and

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(B)         the Administrative Agent (such consent not to be unreasonably withheld), provided that no consent of the Administrative Agent shall be required for an assignment to a Lender, an Affiliate of a Lender or a Related Fund of a Lender;

(ii)         Assignments shall be subject to the following additional conditions:

(A)         except in the case of an assignment to a Lender, an Affiliate of a Lender or a Related Fund of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than £5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default under clause (a), (b), (g) or (h) of Article VIII has occurred and is continuing;

(B)         each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(C)         the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and

(D)         the assignee, if it shall not be a Lender, shall deliver an Administrative Questionnaire to the Administrative Agent (with a copy to the Borrower).

(iii)        Subject to acceptance and recording thereof pursuant to paragraph (b)(v) of this Section 10.04, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits and subject to the limitations of Sections 2.11, 2.12, 2.13 and 10.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section 10.04.

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(iv)         Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose vehicle (an “SPV”) of such Granting Lender, identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to Section 2.01, provided that (i) nothing herein shall constitute a commitment by any SPV to make any Loan, (ii) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof and shall in any case remain responsible to the other parties for the performance of its obligations under the terms of this Agreement and shall remain the Lender for all purposes hereunder (including, without limitation, with respect to the rights and responsibilities to deliver all consents and waivers required or requested under this Agreement with respect to its SPV) and (iii) the Borrower may bring any proceeding against either or both the Granting Lender or the SPV in order to enforce any rights of the Borrower hereunder. The making of a Loan by an SPV hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by the Granting Lender. Each party hereto hereby agrees that no SPV shall be liable for any payment under this Agreement for which a Lender would otherwise be liable, for so long as, and to the extent, the related Granting Lender makes such payment. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, it will not institute against, or join any other person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar proceedings under the laws of the United States or any State thereof arising out of any claim against such SPV under this Agreement. In addition, notwithstanding anything to the contrary contained in this Section 10.04, any SPV may with notice to, but without the prior written consent of, the Borrower or the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loan to its Granting Lender or to any financial institutions (consented to by the Borrower and the Administrative Agent) providing liquidity and/or credit support (if any) with respect to commercial paper issued by such SPV to fund such Loans and such SPV may disclose, on a confidential basis, confidential information with respect to the Borrower and its Subsidiaries to any rating agency, commercial paper dealer or provider of a surety, guarantee or credit liquidity enhancement to such SPV. Notwithstanding anything to the contrary in this Agreement, no SPV shall be entitled to any greater rights under Section 2.11 or Section 2.13 than its Granting Lender would have been entitled to absent the use of such SPV. This paragraph (iv) may not be amended without the consent of any SPV at the time holding Loans under this Agreement.

(v)          The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in New York City a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(vi)         Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b)(ii)(C) of this Section 10.04 and any written consent to such assignment required by paragraph (b)(i) of this Section 10.04, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph (vi).

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(c)          Participations. (i) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement and the other Credit Documents (including all or a portion of its Commitment, the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement and the other Credit Documents shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Credit Documents. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Credit Documents and to approve any amendment, modification or waiver of any provision of this Agreement or the other Credit Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section 10.04, the Borrower agrees that each Participant shall be entitled to the benefits and subject to the limitations of Sections 2.11 and 2.13 (subject to the requirements of such Sections) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 10.04. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.14(d) as though it were a Lender.

(ii)         A Participant shall not be entitled to receive any greater payment under Section 2.11, 2.12 or 2.13 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant or the Lender interest assigned, unless (A) the sale of the participation to such Participant is made with the Borrower’s prior written consent and (B) in the case of Section 2.11 or 2.13, the entitlement to greater payment results solely from a Change in Law formally announced after such Participant became a Participant.

(iii)        In the event that any Lender sells participations in a Loan or Commitment, such Lender, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain a register on which it enters the name of all participants in the Loans and Commitments held by it (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments or its other obligations under this Agreement or any Credit Document) except to the extent that such disclosure is necessary to establish that such Commitment or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations or otherwise required by applicable law. The entries in the Participant Register shall be conclusive in the absence of manifest error, and the participating Lender, the Borrower and the Administrative Agent shall treat each Person whose name is recorded in the Participant Register, pursuant to the terms hereof, as the Participant for all purposes of this Agreement and the other Credit Documents, notwithstanding any notice to the contrary.

(d)          Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank, and this Section 10.04 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

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(e)          No Assignments to the Borrower or Affiliates. Anything in this Section 10.04 to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan held by it hereunder to the Borrower or any of its Affiliates or Subsidiaries.

Section 10.05.         Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of, or any accrued interest on, any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.11, 2.12, 2.13 and 10.03 and Article IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans and the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

Section 10.06.         Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Credit Documents, the Fee Letters and any separate letter agreements with respect to fees payable to the Administrative Agent or the Lenders constitute the entire contract between and among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 5.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page to this Agreement by telecopy or email shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 10.07.         Severability. To the fullest extent permitted by law, any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 10.08.         Right of Setoff. Subject to Section 5.04, if an Event of Default shall have occurred and be continuing, each Lender and their Affiliates (collectively, solely for purposes of this Section 10.08, the “Lenders”) are hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of any Obligor against any of and all the obligations of any Obligor now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section 10.08 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have. Each Lender agrees promptly to notify the Administrative Agent after any such application made by such Lender, provided that the failure to give such notice shall not affect the validity of such application.

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Section 10.09.         Governing Law; Jurisdiction; Etc.

(a)          Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b)          Submission to Jurisdiction. Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in the Borough of Manhattan in the City of New York and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Obligor or its properties in the courts of any jurisdiction.

(c)          Waiver of Venue. Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section 10.09. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)          Service of Process. By the execution and delivery of this Agreement, the Borrower and each Guarantor acknowledges that they have by a separate written instrument, designated and appointed CT Corporation System, 111 Eighth Avenue, 13th floor, New York, New York 10011 (or any successor entity thereto), as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to this Agreement that may be instituted in any federal or state court in the State of New York. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(e)          Waiver of Immunities. To the extent that any Obligor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution or execution, on the ground of sovereignty or otherwise) with respect to itself or its property, it hereby irrevocably waives, to the fullest extent permitted by applicable law, such immunity in respect of its obligations under this Agreement.

Section 10.10.         WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

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Section 10.11.         Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 10.12.         Treatment of Certain Information; Confidentiality.

(a)          Treatment of Certain Information. The Borrower acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrower or one or more of its Subsidiaries (in connection with this Agreement or otherwise) by any Lender or by one or more subsidiaries or affiliates of such Lender and the Borrower hereby authorizes each Lender to share any information delivered to such Lender by the Borrower and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such subsidiary or affiliate, it being understood that (i) any such information shall be used only for the purpose of advising the Borrower or preparing presentation materials for the benefit of the Borrower and (ii) any such subsidiary or affiliate receiving such information shall be bound by the provisions of paragraph (b) of this Section 10.12 as if it were a Lender hereunder.

The provisions of this paragraph (a) and paragraph (b) of this Section 10.12 shall survive until the third anniversary of the later of (i) the expiration or termination of the Commitments hereunder and (ii) the termination of this Agreement.

(b)          Confidentiality. Each of the Administrative Agent, the Lenders and each SPV agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its and its Affiliates’ directors, officers, employees, partners and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority (including self-regulating organizations) having jurisdiction over the Administrative Agent or any Lender (or any Affiliate thereof), (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party to this Agreement, (v) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (vi) subject to execution of a confidentiality and front running letter substantially in the form of Exhibit F (with only such changes thereto as may be approved by the Administrative Agent and the Borrower), to (a) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (b) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations hereunder or (c) any credit insurance provider (or its advisors) in relation to this Agreement, (vii) with the consent of the Borrower or (viii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this paragraph (b) or (B) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this paragraph (b), “Information” means all information received from XL Group, any of its Subsidiaries, their respective Affiliates or advisers relating to XL Group or any of its Subsidiaries, their business, the Acquired Business and its business, and the Credit Documents other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to any such disclosure. Any Person required to maintain the confidentiality of Information as provided in this Section 10.12 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Each of the Administrative Agent and the Lenders acknowledges (i) that some or all of the Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including, the Takeover Code, any securities law relating to insider dealing and market abuse, and accordingly, each of the Administrative Agent and the Lenders shall not use any Information for any unlawful purpose and (ii) that it is aware of the terms and requirements of Practice Statement No.25 (Debt Syndication During Offer Periods) issued by The Panel on Takeovers and Mergers.

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Section 10.13.         Judgment Currency. This is an international loan transaction in which the obligations of the Obligors under this Agreement to make payment hereunder shall be satisfied only in the currency in which such sum is denominated and only if such payment shall be made in New York City, and the obligations of the Borrower and the Guarantors under this Agreement to make payment to (or for account of) a Lender in such currency shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any other currency or in another place except to the extent that such tender or recovery results in the effective receipt by such Lender in New York City of the full amount of such currency payable to such Lender under this Agreement. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in the currency in which such sum is denominated into another currency (in this Section 10.13 called the “Judgment Currency”), the rate of exchange that shall be applied shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase such currency at the principal office of the Administrative Agent in New York City with the Judgment Currency on the Business Day next preceding the day on which such judgment is rendered. The obligation of the Borrower and the Guarantors in respect of any such sum due from it to the Administrative Agent or any Lender hereunder (in this Section 10.13 called an “Entitled Person”) shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by such Entitled Person of any sum adjudged to be due hereunder in the Judgment Currency such Entitled Person may in accordance with normal banking procedures purchase and transfer the currency in which such sum is denominated to New York City with the amount of the Judgment Currency so adjudged to be due; and the Borrower and the Guarantors hereby, as a separate obligation and notwithstanding any such judgment, agrees to indemnify such Entitled Person against, and to pay such Entitled Person on demand, in such currency, the amount (if any) by which the sum originally due to such Entitled Person in such currency hereunder exceeds the amount of the such currency so purchased and transferred.

Section 10.14.         USA Patriot Act. Each Lender and the Administrative Agent hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “U.S. Patriot Act”)), such Lender and the Administrative Agent is required to obtain, verify and record information that identifies each Obligor, which information includes the name and address of each Obligor and other information that will allow such Lender and the Administrative Agent to identify each Obligor in accordance with the U.S. Patriot Act. Each Obligor and each their respective Subsidiaries shall provide such information and take such actions as are reasonably requested by the Administrative Agent or any Lender in order to assist the Administrative Agent and the Lenders in maintaining compliance with the U.S. Patriot Act.

Section 10.15.         No Fiduciary Duty. The Administrative Agent, each Lender and their Affiliates (collectively, solely for purposes of this Section 10.15, the “Lenders”), may have economic interests that conflict with those of the Obligors, their stockholders and/or their affiliates. Each Obligor agrees that nothing in the Credit Documents or otherwise pursuant to the Transactions will be deemed to create a fiduciary relationship or fiduciary or other implied duty between any Lender, on the one hand, and such Obligor, its stockholders or its affiliates, on the other. The Obligors acknowledge and agree that (i) the transactions contemplated by the Credit Documents are arm’s-length commercial transactions between the Lenders, on the one hand, and the Obligors, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed a fiduciary responsibility in favor of any Obligor, its stockholders or its affiliates with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise any Obligor, its stockholders or its Affiliates on other matters) or any other obligation to any Obligor except the obligations expressly set forth in the Credit Documents and (y) each Lender is acting solely as principal and not as the fiduciary of any Obligor, its management, stockholders, creditors or any other Person. Each Obligor acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each Obligor agrees that it will not claim that any Lender owes a fiduciary or similar duty to such Obligor, in connection with such transaction or the process leading thereto.

Section 10.16.         Illegality.

Notwithstanding anything herein to the contrary, no Lender shall be required to make any Loan for so long as such action is illegal as a result of a Change in Law occurring after such Lender became a Lender under this Agreement and any such Lender shall provide prompt written notice setting forth any such illegality pursuant to this Section 10.16 to the Borrower. For the purposes of this Section 10.16, the provisions of Section 2.15(a) shall apply in the event of any such illegality mutatis mutandis.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

XLIT LTD.,
as the Borrower

By:	/s/ Kirstin Gould
Name: Kirstin Gould
Title: Secretary

By:	/s/ Peter Porrino
Name: Peter Porrino
Title: Director

XL GROUP PLC,
as a Guarantor

By:	/s/ Kirstin Gould
Name: Kirstin Gould
Title: Executive Vice President,
General Counsel and Secretary

X.L. AMERICA, INC.,
as a Guarantor

By:	/s/ Richard G. McCarty
Name: Richard G. McCarty
Title: Senior Vice President,
General Counsel and Secretary

[SIGNATURE PAGE TO BRIDGE LOAN AGREEMENT]

XL LIFE LTD,
as a Guarantor

By:	/s/ Mark Twite
Name: Mark Twite
Title: President and Director

[SIGNATURE PAGE TO BRIDGE LOAN AGREEMENT]

XL RE LTD,
as a Guarantor

By:	/s/ Mark Twite
Name: Mark Twite
Title: Chief Financial Officer

[SIGNATURE PAGE TO BRIDGE LOAN AGREEMENT]

XL INSURANCE (BERMUDA) LTD,
as a Guarantor

By:	/s/ Patrick Tannock
Name: Patrick Tannock
Title: President and Director

[SIGNATURE PAGE TO BRIDGE LOAN AGREEMENT]

LENDERS

Morgan Stanley Senior Funding, Inc.,
as Administrative Agent and as a Lender

By:	/s/ Subhalakshmi Ghosh-Kohli
Name: Subhalakshmi Ghosh-Kohli
Title: Authorized Signatory

[SIGNATURE PAGE TO BRIDGE LOAN AGREEMENT]

Goldman Sachs Bank USA,
as a Lender

By:	/s/ Robert Ehudin
Name: Robert Ehudin
Title: Authorized Signatory

[SIGNATURE PAGE TO BRIDGE LOAN AGREEMENT]